Exhibit 4.2

Execution Version

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY,

ICON PLC,

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,

Citibank, N.A., as Trustee,

and

CITIBANK, N.A., LONDON BRANCH, as Notes Collateral Agent

_____________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 8, 2024

to

INDENTURE

Dated as of May 8, 2024

_____________________

5.809% SENIOR SECURED NOTES DUE 2027

5.849% SENIOR SECURED NOTES DUE 2029

6.000% SENIOR SECURED NOTES DUE 2034

TABLE OF CONTENTS

i

Article 7 COLLATERAL	35
ii

ANNEX

Annex A	Agreed Guarantee and Security Principles

EXHIBITS

Exhibit A	Form of 2027 Note

Exhibit B	Form of 2029 Note

Exhibit C	Form of 2034 Note

Exhibit D	Supplemental Indenture
iii

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
314(d)	7.02

*This Cross-Reference Table is not part of the Indenture.

i

FIRST SUPPLEMENTAL INDENTURE, dated as of May 8, 2024 (this “First Supplemental Indenture”), among ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares in Ireland (the “Issuer”), ICON PUBLIC LIMITED COMPANY, a public limited company in Ireland (the “Parent”), the guarantors from time to time party hereto (together with the Parent, the “Guarantors”), Citibank, N.A., a national banking association, as Trustee, Paying Agent and Registrar and CITIBANK, N.A., LONDON BRANCH, as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

WHEREAS, the Issuer has executed and delivered an Indenture, dated as of May 8, 2024 (the “Base Indenture”), among the Issuer, the Parent and the Trustee, providing for the issuance from time to time of one or more Series of Securities;

WHEREAS, Section 2.01 of the Base Indenture permits the creation of the Securities of any Series with the terms and in the form permitted in Section 2.02 of the Base Indenture to be established in a supplemental indenture to the Base Indenture;

WHEREAS, the Issuer has requested that the Trustee and the Notes Collateral Agent join with it and the Guarantors in the execution of this First Supplemental Indenture in order to supplement the Base Indenture by, among other things, establishing the forms and certain terms of three Series of Securities to be known as the Issuer’s “5.809% Senior Secured Notes due 2027”, “5.849% Senior Secured Notes due 2029” and “6.000% Senior Secured Notes due 2034”, respectively and adding certain provisions thereto for the benefit of the Holders of the Securities of each such Series;

WHEREAS, the Issuer desires that the Trustee and Notes Collateral Agent join with it in the execution and delivery of this First Supplemental Indenture, and in accordance with Sections 7.02, 9.01, 12.04 and 12.05 of the Base Indenture, the Issuer has delivered to the Trustee, an Officer’s Certificate and Opinion of Counsel stating that the execution of this First Supplemental Indenture is permitted by the Base Indenture and that all conditions precedent to its execution have been complied with, and the Base Indenture and this First Supplemental Indenture are valid and binding obligations of the Issuer and are enforceable in accordance with their terms; and

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed Authentication Order, dated May 8, 2024, authorizing the issuance of each Series of Securities established hereby.

NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of each Series of Securities established hereby:

Article 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01 Definitions.

(a)       The Base Indenture, as amended and supplemented in respect of the Notes by this First Supplemental Indenture is collectively referred to as the “Indenture”. All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as the Base Indenture. If a capitalized term is defined both in the Base Indenture and this First Supplemental Indenture, the definition in this First Supplemental Indenture shall apply to the Notes established hereby (and any Note Guarantee in respect thereof).

(b)       With respect to each Series of Notes issued pursuant to this First Supplemental Indenture, the following definitions shall be added to Section 1.01 of the Base Indenture:

“2027 Notes” means the Issuer’s 5.809% Senior Secured Notes due 2027.

“2029 Notes” means the Issuer’s 5.849% Senior Secured Notes due 2029.

“2034 Notes” means the Issuer’s 6.000% Senior Secured Notes due 2034.

“ACH Indebtedness” means indebtedness incurred in the ordinary course of business arising in connection with any automated clearinghouse transfers of funds or other payment processing service.

“Agreed Guarantee and Security Principles” means the Agreed Guarantee and Security Principles set forth on Annex A. For the avoidance of doubt, the Agreed Guarantee and Security Principles shall only apply to Guarantees proposed to be granted by, assets of the Parent and the Foreign Subsidiaries, and Equity Interests in, the Foreign Subsidiaries.

“Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of the Indenture, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on December 31, 2015 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capital Lease Obligations) for purposes of the Indenture regardless of any change in GAAP following December 31, 2015 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capital Lease Obligations.

“Cash Equivalents” means:

(1)       (a) United States dollars, Canadian dollars, euro, Pounds Sterling, Yen, Swiss Francs or any national currency of any member state of the European Union; (b) with respect to Parent or any Subsidiary, the national currency of the jurisdiction in which such Person is organized or domiciled, and (c) any other foreign currency held by the Parent and its Subsidiaries in the ordinary course of business;

(2)       direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or a member state of the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or such member state), in each case maturing within eighteen months from the date of acquisition thereof;

(3)       investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(4)       certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $250.0 million (or the foreign currency equivalent as of the date of determination) in the case of non-U.S. banks;

(5)       fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (2) and (4) above and entered into with a financial institution satisfying the criteria described in clause (4) above;

(6)       marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(7)       investments with average maturities of 24 months or less from the date of acquisition in money market funds and similar liquid funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(8)       securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than two years from the date of acquisition thereof;

(9)       investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (8) above; and

(10)       in the case of any the Parent or Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of the Parent or such Foreign Subsidiary for cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1); provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following:

(1)       any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Parent or its wholly owned Subsidiaries or its or their employee benefit plans becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Parent or the Issuer, as disclosed in a Schedule TO or any schedule, form or other report under the Exchange Act (other than Form 13F);

(2)       the Parent merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than by way of merger or consolidation), or any Person merges with or into the Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Parent is converted into or exchanged for Voting Stock of the surviving or transferee corporation and (y) immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation;

(3)       the Parent or the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 5.01 of the Base Indenture; or

(4)       the Issuer ceases to be either a direct or indirect wholly owned Subsidiary of the Parent.

Notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control if (1) the Parent or the Issuer becomes a direct or indirect wholly owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s or the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Collateral” means all of the assets and property of the Issuer or any Guarantor, whether real, personal or mixed securing or purported to secure any First Priority Notes Obligations, other than Excluded Assets. Notwithstanding the foregoing, with respect to the Guarantors organized in Luxembourg, the Collateral will be limited to the Capital Stock of its Subsidiaries organized in the United States, material bank accounts and material intercompany loans, in each case, of such Guarantor.

“Collateral Documents” means the security documents pursuant to which the Issuer and the Guarantors grant liens in favor of the Notes Collateral Agent to secure Obligations under the Indenture and each Series of Notes.

“Collateral Release Event” shall occur on the first date when (A) there is no Equally and Ratably Secured Indebtedness outstanding (or, all Equally and Ratably Secured Indebtedness outstanding on such date shall cease to constitute Equally and Ratably Secured Indebtedness substantially concurrently with the release of the Liens on the Collateral securing the Notes and the Note Guarantees), and (B) the Issuer has delivered an Officer’s Certificate to the Trustee certifying that the condition set forth in clause (A) above is satisfied.

“Consolidated Total Assets” means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) as set forth on the most recent consolidated balance sheet of the Parent and computed in accordance with GAAP.

“Covered Jurisdiction” means each of the United States (including any state or subdivision thereof), Luxembourg, Ireland and any other jurisdiction designated by the Parent and approved by the Credit Agreement Administrative Agent, acting reasonably and in good faith.

“Credit Agreement Administrative Agent” means Citibank, N.A., together with its permitted successors and assigns, as administrative agent under the Senior Secured Credit Facilities.

“Credit Agreement Collateral Agent” means Citibank, N.A., London Branch, together with its permitted successors and assigns, as collateral agent under the Senior Secured Credit Facilities.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Equally and Ratably Secured Indebtedness” means, as of any time of determination, all Indebtedness For Borrowed Money of the Parent or a Subsidiary of the Parent that is, at such time of determination, secured by any Lien on any assets of the Parent or any of its Subsidiaries, which Lien is not a Permitted Lien. As of the Issue Date, Indebtedness For Borrowed Money outstanding under the Senior Secured Credit Facilities and the Existing Notes shall constitute Equally and Ratably Secured Indebtedness.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any indebtedness that is convertible into, or exchangeable for, Capital Stock).

“Excluded Accounts” means (i) accounts used exclusively for payroll, (ii) accounts used exclusively for payroll taxes and/or withheld income taxes, (iii) accounts used exclusively for employee wage and benefit payments, (iv) escrow accounts and trust accounts, in each case entered into in the ordinary course of business and consistent with prudent business practice conduct where the Issuer or the applicable Guarantor holds the funds exclusively for the benefit of one or more unaffiliated third parties, (v) accounts exclusively used to secure letters of credit, bank guarantees, obligations under Treasury Management Arrangements and obligations under Swap Agreements, in each case, to the extent constituting Permitted Liens and (vi) accounts exclusively used to hold deposits from customers that are required pursuant to agreements with such customers to be held in a segregated account that, pursuant to such agreements, is not permitted to be subject to a Lien securing the Obligations in respect of the Notes and the Note Guarantees.

“Excluded Assets” means (i) any fee-owned real property and any leasehold interests in real property (other than the Headquarters); (ii) motor vehicles and other assets subject to certificates of title; (iii) pledges and security interests prohibited by applicable law, rule or regulation (including any requirement to obtain the consent of any governmental authority or third party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar provisions under applicable law and other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition (iv) Margin Stock and Equity Interests in any Person other than wholly-owned Subsidiaries, to the extent a pledge of such Equity Interests is prohibited by the organizational documents, or agreements with other equity holders, of such equity; (v) voting Equity Interests in any “Restricted Subsidiary” (or the equivalent thereof) under the credit agreement governing the Senior Secured Credit Facilities of any U.S. Corporate Subsidiary that is a CFC or FSHCO to the extent such Equity Interest exceeds 65% of the outstanding voting Equity Interests of such CFC or FSHCO; (vi) assets to the extent a security interest in such assets could reasonably result in a material adverse Tax consequence to the Parent or any of its “Restricted Subsidiary” (or the equivalent thereof) under the credit agreement governing the Senior Secured Credit Facilities (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Issuer; (vii) any lease, license or other agreement and any property subject to a permitted purchase money security interest or similar permitted arrangement or Lien permitted by clauses (4), (5), (7) (solely in respect of Liens referenced in clauses (4), (5) and (11) of the definition of “Permitted Liens” in the credit agreement governing the Senior Secured Credit Facilities), (9) (with respect to cash collateral or deposits), (11), (16), (19), (22) (with respect to cash collateral or deposits with a value not in excess of $50,000,000), (27), and (34) of the definition of “Permitted Liens” in the credit agreement governing the Senior Secured Credit Facilities to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract, property right or agreement or purchase money arrangement or the documents governing such Permitted Lien or create a right of termination in favor of any other party thereto (other than a the Issuer or any Guarantor), in each case (other than with respect to property subject to such purchase money interests or similar arrangements or Lien permitted by clauses (4), (5), (7) (solely in respect of Liens referenced in clauses (4), (5) and (11) of the definition of “Permitted Liens” in the credit agreement governing the Senior Secured Credit Facilities) or clause (11) of the definition of “Permitted Liens” in the credit agreement governing the Senior Secured Credit Facilities), after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar provisions under applicable law other than proceeds and receivables thereof and only so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of such credit agreement; (viii) those assets as to which the Issuer reasonably determines that the cost (including, without limitation, costs of notarization, taxes, stamp duties, registration or other applicable fees), consequences or burden of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the holders of the security to be afforded thereby; (ix) any of the capital stock of a “Restricted Subsidiary” (or the equivalent thereof) under the credit agreement governing the Senior Secured Credit Facilities not owned directly by the Issuer or a Guarantor; (x) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC or similar provisions under applicable law, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition (xi) any assets to the extent expressly excluded pursuant to the Agreed Guarantee and Security Principles; (xii) any “intent-to-use” applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”), or any successor office thereto or any successor office thereto, prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application or any registration that issues from such intent-to-use application under applicable federal Law; (xiii) any Excluded Accounts; (xiv) letter-of-credit rights (except to the extent a security interest therein can be perfected by the filing of UCC financing statements or similar filings under applicable law) (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement or applicable filings under applicable law); (xv) any commercial tort claim with a value not in excess of $10,000,000; (xvi) [reserved]; (xvii) [reserved]; (xviii) Equity Interests in any “Unrestricted Subsidiary” (or the equivalent thereof) under the credit agreement governing Senior Secured Credit Facilities; and (xiv) Equity Interests in Securitization Subsidiaries, to the extent a pledge of such Equity Interests is prohibited by the applicable Qualified Securitization Financing and Securitization Assets subject to Qualified Securitization Financing or a Qualified Receivables Factoring and (xv) so long as the Senior Secured Credit Facilities are outstanding, any asset that is not pledged to secure obligations arising in respect to the Senior Secured Credit Facilities (whether pursuant to the terms of the credit agreement governing the Senior Secured Credit Facilities (and any related documents)) or as a result of any determination made thereunder, or by amendment, waiver or otherwise (other than a release in connection with payment in full thereof). In addition notwithstanding anything to the contrary in the Indenture or any Collateral Document, the following assets shall not be required to be subject to a fixed charge in Ireland: (a) all plant and equipment, in each case, located in Ireland and (b) customer contracts or other agreements with third parties (including, without limitation, distribution agreements, license agreements or similar agreements), provided that, for the avoidance of doubt, the Headquarters shall be subject to a fixed charge in Ireland.

“Excluded Subsidiary” means (a) any Foreign Subsidiary of any U.S. Corporate Subsidiary and, in the case of any such Foreign Subsidiary that is a CFC, any Subsidiary of such CFC; (b) any FSHCO, (c) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Issue Date or at the time of acquisition thereof after the Issue Date and not in contemplation thereof, in each case, from guaranteeing the Notes or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received or a Subsidiary a guarantee from which could reasonably result in a material adverse tax consequence to Issuer or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Issuer, (d) not-for-profit Subsidiaries, if any, (e) certain special purpose entities, (f) captive insurance companies, if any, (g) any Subsidiary where the Issuer reasonably determines in good faith that the cost, consequences or burden of obtaining a guarantee by such Subsidiary would be excessive in light of the practical benefit afforded thereby, (h) IGPHS and each other Subsidiary listed on Schedule 1.01D of the Senior Secured Credit Facilities, (i) any non-wholly-owned Subsidiaries, (j) at the option of Issuer, an “Immaterial Subsidiary” under the credit agreement governing the Senior Secured Credit Facilites and (k) any Securitization Subsidiary.

“Existing Notes” means the $500.0 million aggregate principal amount of 2.875% Senior Secured Notes due 2026, issued by PRA Health Sciences, Inc.

“Existing Notes Collateral Agent” means Citibank, N.A., London branch (together with its permitted successors).

“First Lien Intercreditor Agreement” means that certain First Lien Intercreditor Agreement, dated as of July 1, 2021, among the Parent, the Issuer, the other Guarantors (as defined therein) party thereto, the Credit Agreement Administrative Agent, the Credit Agreement Collateral Agent, the Existing Notes Collateral Agent, the Notes Collateral Agent (by way of joinder, dated the Issue Date) and each additional authorized representative and collateral agent from time to time party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms.

“First Priority Obligations” means the obligations under the Senior Secured Credit Facilities, the Existing Notes and each other type of outstanding (now or in the future) indebtedness that has a pari passu Lien on the Collateral with respect to the Notes, the holders of which are subject to the First Lien Intercreditor Agreement.

“Fitch” means Fitch Inc., and its successors.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary of any U.S. Corporate Subsidiary that has no material assets other than equity interests and/or indebtedness of one or more (1) Foreign Subsidiaries of any U.S. Corporate Subsidiary that were Foreign Subsidiaries of a U.S. Corporate Subsidiary on the Issue Date or (2) entities described in clause (1).

“Group” means the Parent and its Subsidiaries.

“Headquarters” means the corporate headquarters of the Parent as of the Issue Date, located in Dublin, Ireland.

“IGPHS” means ICON Government and Public Health Solutions, Inc.

“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all Guarantee obligations of such Person with respect to indebtedness of the type described in clauses (a) and (b) above of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any debtor relief law with respect to any such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, examinership, rescue process, administration or other similar event, case, process, action or proceeding or private or judicial foreclosure with respect to any such Person or with respect to all or any material portion of its assets, (c) any liquidation, dissolution, examinership, rescue process, reorganization or winding up of any such Person whether voluntary or involuntary or otherwise and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of all or any material part of the assets and liabilities of any such Person. In addition, in respect of any Guarantor incorporated in Luxembourg or having its “centre of main interests” in Luxembourg, “Insolvency or Liquidation Proceeding” shall also mean a Luxembourg Insolvency Event.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Parent.

“Issue Date” means May 8, 2024.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, license, pledge, hypothecation, encumbrance, assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that any precautionary UCC financing statements or similar filings (including any filing of a UCC financing statement or other filing with a Governmental Authority in respect of an operating lease or a consignment) and any filings with any Governmental Authority in respect of any license shall not constitute Liens to the extent that such operating lease, consignment or license to which the filings relate are otherwise Permitted Liens hereunder; provided that in no event shall any operating lease or any non-exclusive license, sub-license or cross-license to intellectual property be deemed to constitute a Lien.

“Luxembourg Guarantor” means ICON Luxembourg, S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 61, rue de Rollingergrund, L-2440 Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B66588 and any Guarantor incorporated under the laws of Luxembourg and/or having its registered office and its “centre of main interests” (as this term is used in Article 3(1) of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceeds (recast)) in Luxembourg, in each case, until the Note Guarantee of such Luxembourg Guarantor is released in accordance with the terms of this First Supplemental Indenture.

“Luxembourg Insolvency Event” means, in relation to any entity incorporated or existing under the laws of Luxembourg or any of their assets, any corporate action, legal proceedings or other procedure or step in relation to bankruptcy (faillite), insolvency, judicial or voluntary liquidation (liquidation judiciaire ou volontaire), moratorium or reprieve from payment (sursis de paiement), administrative dissolution without liquidation (dissolution administrative sans liquidation), fraudulent conveyance (action paulienne), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d’un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les entreprises), general settlement with creditors, reorganisation or any other similar proceedings affecting the rights of creditors generally, the appointment of a juge-commissaire, a mandataire judiciaire, a conciliateur, an administrateur provisoire, a liquidateur or a curateur.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Notes” means, collectively, the 2027 Notes, the 2029 Notes and the 2034 Notes, including, in each case, any Additional Notes.

“Obligations” means any principal, interest (including all post-petition interest, fees, and expenses, whether or not allowed or allowable in the applicable Insolvency or Liquidation Proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness For Borrowed Money.

“Offer to Purchase” means a Change of Control Offer or Alternate Change of Control Offer.

“Permitted Liens” means:

(1)       Liens to secure obligations with regard to Treasury Management Arrangements and hedging obligations;

(2)       Liens in favor of the Parent or any Subsidiary;

(3)       Liens on property or Equity Interests of another Person existing at the time such other Person becomes a Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any Subsidiary of the Parent; provided that such Liens (a) are not incurred in contemplation thereof and (b) do not extend to any other property owned by the Parent or any of the Subsidiaries (other than after acquired property of such Person (to the extent required to become subject to such Liens under the terms of the applicable agreements as in effect at the time such Person becomes a Subsidiary of the Parent) assets and property affixed or appurtenant thereto);

(4)       Liens on property (including Equity Interests) existing at the time of acquisition of the property by the Parent or any Subsidiary of the Parent; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5)       Liens (a) to secure the performance of, or arising in connection with, public or statutory obligations (including worker’s compensation laws, unemployment insurance laws or similar legislation), insurance, surety or appeal bonds, performance bonds or other obligations of a like nature, good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases, deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including Liens to secure letters of credit or similar instruments issued to assure payment or performance of such obligations), (b) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Parent or any Subsidiary supporting obligations of the type set forth in clause (a) above and (c) Liens on cash and Cash Equivalents securing letters of credit issued in the ordinary course of business;

(6)       Liens on securities that are the subject of repurchase agreements permitted hereunder;

(7)       Liens (a) to secure Capital Lease Obligations or in connection with any sale and leaseback arrangements or finance lease obligations and (b) on indebtedness (including Capital Lease Obligations) incurred to finance the acquisition, construction, installation, maintenance, service, repair, replacement, remodeling, modernization, expansion, upgrade, development, update or improvement of property (real or personal), equipment or other assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) used or useful in the business of the Parent and its Subsidiaries; provided that such Liens attach concurrently with or within 365 days after the acquisition, construction, installation, maintenance, service, repair, replacement, remodeling, modernization, expansion, upgrade, development, update or improvement of the property subject to such Liens; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(8)       Liens existing on the Issue Date (other than Liens securing the Senior Secured Credit Facilities, the Existing Notes and the related note guarantees and any modifications, replacements, renewals or extensions thereof; provided that such modified, replacement, renewal or extension Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof);

(9)       Liens for taxes, assessments or other governmental charges or claims that are (a) not yet delinquent, or (b) being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with, and to the extent required by, applicable accounting standards;

(10)       Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, either (a) incurred in the ordinary course of business or (b) for sums not yet due or being contested in good faith by appropriate proceedings;

(11)       survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of their properties which were not incurred in connection with indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)       Liens securing the Notes and the Note Guarantees;

(13)       Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings and other liabilities to insurance carriers;

(14)       Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Parent and the Subsidiaries and other precautionary UCC financing statements or similar filings;

(15)       Liens securing or arising out of judgments, decrees, orders, awards or notices of lis pendens and associated rights related to litigation with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired, and Liens on litigation proceeds securing obligations to pay expenses incurred in connection with such litigation;

(16)       Liens arising by virtue of any statutory or common law provisions relating to banker’s liens and rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(17)       Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of indebtedness;

(18)       Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20)       Liens securing obligations in respect of obligations under or in respect of Swap Agreements;

(21)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)       Liens on equipment or inventory of the Parent or any Subsidiary granted in the ordinary course of business to the Parent’s or such Subsidiary’s supplier at which such equipment or inventory is located;

(23)       any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture, minority investment or similar arrangement pursuant to any joint venture, shareholder, investor rights or similar agreement;

(24)       leases, subleases, non-exclusive licenses or non-exclusive sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Parent and the Subsidiaries and which do not secure any indebtedness;

(25)       Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (b) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(26)       ground leases in respect of real property on which facilities owned or leased by the Parent or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Parent or any Subsidiary;

(27)       Liens to secure contractual payments (contingent or otherwise) payable by the Parent or its Subsidiaries to a seller after the consummation of an acquisition of a product, business, license or other assets;

(28)       Liens on any assets held by a Trustee (i) under any indenture or other debt instrument where the proceeds of the securities issued thereunder are held in escrow pursuant to customary escrow arrangements pending the release thereof, and (ii) under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(29)       any interest or title of a lessor or licensor under any lease, sublease, license or sublicense entered into by the Parent or any Subsidiary (A) existing on the Issue Date (but not created in contemplation hereof), (B) entered into in the ordinary course of its business or (C) entered into in connection with an acquisition;

(30)       usual and customary Liens incurred to secure ACH Indebtedness, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services and Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Parent and its Subsidiaries in the ordinary course of business;

(31)       Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Parent or any of its Subsidiaries with respect to the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes;

(32)       other Liens securing Indebtedness For Borrowed Money to the extent such Indebtedness For Borrowed Money, when taken together with all other Indebtedness For Borrowed Money secured by Liens incurred pursuant to this clause (32) that are at that time outstanding, do not exceed the greater of (a) $1,000.0 million and (b) 5% of Consolidated Total Assets of the Parent and its Subsidiaries as of the most recent balance sheet of the Parent;

(33)       Liens on Securitization Assets in connection with Qualified Securitization Financing or a Qualified Receivables Factoring or Liens existing by reason of other contractual requirements of a Securitization Subsidiary or any Qualified Securitization Financing or Qualified Receivables Factoring;

(34)       purchase options, calls and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Parent or any Subsidiary in joint ventures; and

(35)       Liens securing the Headquarters arising as a result of a Sale and Leaseback Transaction thereof.

For the avoidance of doubt, the inclusion of any specific Lien in the definition of Permitted Liens shall not give rise to any implication that the obligations secured by such Lien constitute Indebtedness For Borrowed Money.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Parent may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Parent may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Qualified Receivables Factoring” means any transaction or series of transactions that may be entered into by the Parent or any Subsidiary pursuant to which the Parent or such Subsidiary may sell, convey, assign or otherwise transfer Securitization Assets (which may include a backup or precautionary grant of security interest in such Securitization Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person other than a Securitization Subsidiary, which may include Standard Securitization Undertakings. The grant of a security interest in any accounts receivable of the Parent or any of its Subsidiaries to secure the Obligations shall not be deemed to be a Qualified Receivables Factoring.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent and the Securitization Subsidiary as determined by the Parent in good faith and (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value as determined by the Parent in good faith. The grant of a security interest in any Securitization Assets of the Parent or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness For Borrowed Money under any indenture prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Parent as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means (1) with respect to the 2027 Notes, the rating on the 2027 Notes is lowered by at least two of the three Rating Agencies and the 2027 Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, (2) with respect to the 2029 Notes, the rating on the 2029 Notes is lowered by at least two of the three Rating Agencies and the 2029 Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, and (3) with respect to the 2034 Notes, the rating on the 2034 Notes is lowered by at least two of the three Rating Agencies and the 2034 Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in each case, on any date from the date of the first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following such public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the applicable Notes is under publicly announced consideration for possible downgrade by at least two of the Rating Agencies); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). The Trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event with respect to the Notes has occurred.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Securitization Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, in each case, that are customary (as determined in good faith by the Parent) for non-recourse receivables financings.

“S&P” means S&P Global Ratings, a business unit of S&P Global Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Securities” means the “Notes” as defined in the Base Indenture.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Parent or any of its Subsidiaries pursuant to which the Parent or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Parent or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in (which in either case may include a backup or precautionary grant) any Securitization Assets of the Parent or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Subsidiary” means a wholly-owned Subsidiary of the Parent (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Parent or any Subsidiary of the Parent makes an investment and to which the Parent or any Subsidiary of the Parent transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Parent or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary.

“Security Agreement” means that certain U.S. Pledge and Security Agreement, to be entered into by and among each of the grantors party thereto and the Notes Collateral Agent.

“Senior Secured Credit Facilities” means the revolving credit facility and term loan facilities under the Credit Agreement, dated as of July 1, 2021, as amended on November 29, 2022, May 2, 2023, March 14, 2024 and as further amended, restated, modified and supplemented from time to time, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise) and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, replace, exchange, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, exchange or refinancing facility or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds “Restricted Subsidiaries” (as defined therein) as additional borrowers or guarantors thereunder and whether by the same or any other agent, Trustee, lender or group of lenders, investors, holders or otherwise.

“Series of First Priority Obligations” means (i) the Notes, (ii) the obligations under the Senior Secured Credit Facilities, (iii) the obligations under the Existing Notes and (iv) each other issuance or incurrence of indebtedness constituting First Priority Obligations that is secured on a pari passu basis with the foregoing.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Priority Obligations (or their respective collateral agents) hold a valid and perfected security interest at such time. If more than two Series of First Priority Obligations are outstanding at any time and the holders of less than all Series of First Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Priority Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Subsidiary of the Parent that are customary (as determined by the Parent in good faith) in a Securitization Financing or a Qualified Receivables Factoring, including without limitation those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that a Receivables Repurchase Obligations shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness For Borrowed Money, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness For Borrowed Money as of its date of issue, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or its Subsidiaries shall be a Swap Agreement.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse transfers, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services and other cash management services.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“U.S. Corporate Subsidiary” means a Domestic Subsidiary of the Parent that is treated as a corporation for U.S. federal income tax purposes.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Notes”	2.03
“Alternate Offer”	4.02
“Change of Control Offer”	4.02
“Change of Control Payment”	4.02
“Junior Lien Intercreditor Agreement”	8.02
“Par Call Date”	3.01
“Purchase Date”	3.04
“Tax Redemption Date”	3.02
“Treasury Rate”	3.01

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(a)       a term has the meaning assigned to it;

(b)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)       “or” is not exclusive;

(d)       words in the singular include the plural, and in the plural include the singular;

(e)       “will” shall be interpreted to express a command;

(f)       provisions apply to successive events and transactions; and

(g)       references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.04 Luxembourg Terms.

Words in the English language used in this First Supplemental Indenture to describe Luxembourg law concepts only intend to describe such concepts and the consequences of the use of those words in English law or any other foreign law are to be disregarded.

Without prejudice to the generality of any provision of this First Supplemental Indenture, to the extent this First Supplemental Indenture relates to any Luxembourg Guarantor or any entity incorporated or existing under the laws of Luxembourg, a reference to: (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, moratorium or reprieve from payment (sursis de paiement), administrative dissolution without liquidation (dissolution administrative sans liquidation), fraudulent conveyance (actio pauliana), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d’un accord amiable), judicial reorganisation by collective agreement(réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les entreprises), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a Person includes, without limitation, a juge-commissaire, mandataire judiciaire, conciliateur, liquidateur, or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (e) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés) and (g) a director, a manager or officer includes an administrateur or a gérant.

Article 2
THE NOTES

Section 2.01 Creation of Notes; Designations.

In accordance with Section 2.01 of the Base Indenture, the Issuer hereby creates three Series of Notes issued pursuant to the Indenture. The Notes of these Series shall be known and designated as the “5.809% Senior Secured Notes due 2027”, “5.849% Senior Secured Notes due 2029” and “6.000% Senior Secured Notes due 2034”, respectively, of the Issuer. The Notes of each Series shall be entitled to the benefits of the Note Guarantee of each Guarantor signatory hereto, or that may hereafter execute a supplemental indenture in accordance with Section 10.03 of the Base Indenture, each such Note Guarantee to be governed by Article 10 of the Base Indenture (including, without limitation, the provisions for release of such Note Guarantee in respect of the Notes of these Series pursuant to Section 10.04 of the Base Indenture, as supplemented by Article 5 of this First Supplemental Indenture).

Section 2.02 Forms Generally.

(a)       General. The 2027 Notes and the Trustee’s certificate of authentication with respect to the 2027 Notes will be substantially in the form of Exhibit A hereto. The 2029 Notes and the Trustee’s certificate of authentication with respect to the 2029 Notes will be substantially in the form of Exhibit B hereto. The 2034 Notes and the Trustee’s certificate of authentication with respect to the 2034 Notes will be substantially in the form of Exhibit C hereto. The Notes of each Series may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note of each Series will be dated the date of its authentication. The Notes of each Series shall be in minimum denominations of $200,000 and integral multiples of $1,000.

The terms and provisions contained in the Notes of each Series will constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any such Note conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling.

(b)       Global Notes. The 2027 Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The 2027 Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The 2029 Notes issued in global form will be substantially in the form of Exhibit B hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The 2029 Notes issued in definitive form will be substantially in the form of Exhibit B hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The 2034 Notes issued in global form will be substantially in the form of Exhibit C hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The 2034 Notes issued in definitive form will be substantially in the form of Exhibit C hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes of each Series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of each Series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of each Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of each Series represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

Section 2.03 Title and Terms of Notes.

The aggregate principal amount of (i) 2027 Notes which shall be authenticated and delivered on the Issue Date under the Indenture shall be $750,000,000, (ii) 2029 Notes which shall be authenticated and delivered on the Issue Date under the Indenture shall be $750,000,000 and (iii) 2034 Notes which shall be authenticated and delivered on the Issue Date under the Indenture shall be $500,000,000; provided, however, the Issuer from time to time, without giving notice to or seeking the consent of the Holders of Notes of any Series, may issue additional notes (“Additional Notes”) of a Series in any amount having the same terms as Notes of such Series in all respects, except for the issue date, the issue price and the initial interest payment date. Any such Additional Notes shall be authenticated by the Trustee upon receipt of an Authentication Order to that effect, and when so authenticated, will constitute “Notes” for all purposes of the Indenture and will (together with all other Notes of such Series issued under the Indenture) constitute a single Series of Notes of such Series under the Indenture; provided that if such Additional Notes are not fungible with the Notes of such Series for U.S. federal income tax purposes, as applicable, as determined by the Issuer, such Additional Notes may have a separate CUSIP number.

(2)       (i) The 2027 Notes issued on the Issue Date will be issued at an issue price of 100.000% of the principal amount thereof, (ii) the 2029 Notes issued on the Issue Date will be issued at an issue price of 100.000% of the principal amount thereof and (iii) the 2034 Notes issued on the Issue Date will be issued at an issue price of 99.896% of the principal amount thereof.

(3)       The principal amount of the 2027 Notes is due and payable in full as set forth in Exhibit A. The principal amount of the 2029 Notes is due and payable in full as set forth in Exhibit B. The principal amount of the 2034 Notes is due and payable in full as set forth in Exhibit C.

(4)       The rate or rates at which the Notes of each Series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date, in each case, shall be as set forth in the form of the Note as set forth in Exhibit A (in the case of 2027 Notes), Exhibit B (in the case of 2029 Notes) and Exhibit C (in the case of 2034 Notes).

(5)       Other than as provided in Article 3 of this First Supplemental Indenture and Article 3 of the Base Indenture, the Notes of each Series issued hereunder shall not be redeemable.

(6)       The Notes of each Series will initially be evidenced by one or more Global Notes issued in the name of Cede & Co., as nominee of The Depository Trust Company.

Section 2.04 Collateral Documents; Intercreditor Agreements.

By their acceptance of the Notes, each Holder of Notes hereby authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute and deliver a joinder to the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and any other Collateral Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed on or after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or any other Collateral Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under the Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Article 3
REDEMPTION AND PREPAYMENT

Section 3.01 Optional Redemption.

Prior to the applicable Par Call Date with respect to each Series of Notes, the Issuer may redeem the Notes of such Series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)       the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such Notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 15 basis points in the case of the 2027 Notes, 20 basis points in the case of the 2029 Notes and 25 basis points in the case of the 2034 Notes, less unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in Section 3.01(b), the “Applicable Premium”); and

(b)       100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date, as calculated by the Issuer, which the Trustee shall not be required to review, investigate or verify.

On or after the applicable Par Call Date with respect to each Series of Notes, the Issuer may redeem the Notes of such Series, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Par Call Date” means (i) with respect to the 2027 Notes, April 8, 2027 (one month prior to the maturity date of the 2027 Notes), (ii) with respect to the 2029 Notes, April 8, 2029 (one month prior to the maturity date of the 2029 Notes) and (iii) with respect to the 2034 Notes, February 8, 2034 (three months prior to the maturity date of the 2034 Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 3.02 Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.03 Optional Redemption for Changes in Taxes.

The Issuer may redeem the Notes of any Series, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders thereof (which notice shall be irrevocable and given in accordance with the procedures described in Sections 3.02 and 3.03 of the Base Indenture), at a redemption price equal to 100% of the principal amount of Notes redeemed, plus accrued and unpaid interest to, but not including, the date of redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and that may become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof if such Notes have not been redeemed or repurchased prior to such date), if, as a result of any change in, or amendment to, the laws, regulations, rulings or treaties of any relevant Tax Jurisdiction affecting taxation, or any change in, or amendment to, the official position regarding the application, administration or interpretation of such laws, regulations, rulings or treaties (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in official administrative practice), which change or amendment has not been publicly announced before, and which becomes effective after, the Issue Date (or, if the relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date):

(a)       on the next date on which any amount would be payable in respect of such Notes, the Issuer or any Guarantor is or would be required to pay Additional Amounts, and the Issuer or such Guarantor (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts) cannot avoid any such payment obligation by taking reasonable measures available to them (including, for the avoidance of doubt, the appointment of a new Paying Agent); or

(b)       the Parent or any of its Subsidiaries would have to deduct or withhold any Tax on any payment to the Issuer to enable the Issuer to make any payment of principal, interest or other amounts on any such Notes and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the Parent or its Affiliates (including, for the avoidance of doubt, the appointment of a new Paying Agent or, if reasonable, the making of any such intercompany payment via a loan or other available means).

The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the applicable Guarantor would be obligated to make such payment, deduction or withholding if a payment in respect of the Notes were then due and at the time such notice is given, the obligation to pay Additional Amounts or to make a withholding or deduction, as applicable must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes of any Series pursuant to the foregoing, the Issuer will deliver to the Trustee an opinion of independent tax counsel of recognized standing (which counsel shall be reasonably acceptable to the Trustee) attesting to the effect that the conditions for redemption specified above have been satisfied (which opinion, for the avoidance of doubt, shall not be required to include an opinion as to whether “reasonable efforts” could be undertaken to avoid the otherwise applicable obligations). In addition, before the Issuer publishes or mails notice of redemption of the Notes pursuant to the forgoing, it will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid the obligation to pay Additional Amounts or to deduct or withhold, as applicable, by taking reasonable measures available to it.

The Trustee will accept and shall be entitled to conclusively rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the holders.

Section 3.04 Optional Redemption Procedures.

The provisions of Article 3 of the Base Indenture shall apply in the case of a redemption pursuant to Article 3 of this First Supplemental Indenture solely for the benefit of the Holders of the Notes; provided that this Section 3.04 shall not become part of the terms of any other Series of Securities:

(a)       The following language shall be added after the end of the final paragraph of Section 3.03 of the Base Indenture:

“Notice of any redemption of the Notes of a Series in connection with a corporate transaction may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was sent) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.”

Section 3.05 Offer to Purchase.

In the event that, pursuant to Section 4.02 hereof, the Issuer is required to commence an Offer to Purchase, it will follow the procedures specified below.

In connection with any Offer to Purchase, the Issuer will mail a notice to each Holder describing the transaction or transactions that give rise to such Offer to Purchase and offering to repurchase Notes on the date specified in the notice (the “Purchase Date”), which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed. The purchase price for the Offer to Purchase shall be as set forth in Section 4.02; provided that if the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date.

The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The notice, which will govern the terms of the Offer to Purchase, will state:

(a)       that the Offer to Purchase is being made pursuant to this Section 3.05 and Section 4.02 hereof and the length of time the Offer to Purchase will remain open;

(b)       the purchase price and the Purchase Date;

(c)       that any Note not tendered or accepted for payment will continue to accrete or accrue interest;

(d)       that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase will cease to accrete or accrue interest after the Purchase Date;

(e)       that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in denominations of $200,000 or an integral multiple of $1,000 in excess thereof;

(f)       that Holders electing to have Notes purchased pursuant to any Offer to Purchase will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)       that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the applicable Purchase Date, the Issuer will, to the extent lawful:

(1)       accept for payment all Notes or portions of Notes properly tendered pursuant to the Offer to Purchase;

(2)       deposit with the Paying Agent an amount equal to the purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)       deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer pursuant to this Section 3.05 and a written order to cancel those Notes (in accordance with the Trustee’s procedures).

The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly deliver to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture governing such Offer to Purchase, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such compliance.

The provisions under this First Supplemental Indenture relative to the Issuer’s obligation to make any Offer to Purchase may be waived or modified with the consent of the Holders of a majority in principal amount of the Notes.

Article 4
CERTAIN COVENANTS

Unless otherwise noted, the following covenants will apply to the Notes in addition to the covenants in Article 4 of the Base Indenture:

Section 4.01 Liens.

(a)       The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, securing Indebtedness For Borrowed Money, other than Permitted Liens, without effectively providing that the Notes shall be secured, equally and ratably, on such assets of the Parent or such Subsidiary with (or senior or prior to) the Indebtedness For Borrowed Money so secured for so long as such Indebtedness For Borrowed Money is so secured.

(b)       Any Lien created for the benefit of the Holders of the Notes pursuant to clause (a) immediately above shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders of the Notes.

(c)       Additionally, prior to a Collateral Release Event, the Parent will not, and will not permit any Subsidiary to, directly or indirectly, incur any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, to secure Equally and Ratably Secured Indebtedness without effectively providing that the Notes shall be secured equally and ratably on the assets of the Parent or such Subsidiary with (or senior or prior to) the Equally and Ratably Secured Indebtedness so secured for so long as such indebtedness is so secured.

(d)       Any Lien created for the benefit of the Holders of the Notes pursuant to clause (c) immediately above will provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders of the Notes.

(e)       This Section 4.01 requires only equal and ratable treatment in the application of proceeds of Collateral and does not require that the trustee have any ability to control the Collateral or the enforcement of remedies.

(f)       The reference to assets in clauses (a) and (c) above means the assets of the Parent or any Subsidiary at the time of creation, incurrence or assumption of the Lien.

(g)       The foregoing restrictions do not apply to extensions, renewals or replacements of any Indebtedness For Borrowed Money (and any successive extensions, renewals or replacements of such Indebtedness For Borrowed Money) secured by the foregoing types of Liens, so long as the principal amount of Indebtedness For Borrowed Money secured thereby shall not exceed the amount of such Indebtedness For Borrowed Money secured by the foregoing Liens existing at the time of such extension, renewal or replacement (plus an amount equal to any premiums, accrued interest, fees, expenses or other costs payable in connection therewith).

(h)       Further, an increase in the amount of Indebtedness For Borrowed Money in connection with any accrual of interest, accretion of accreted value, amortization of original issue discount, payment of interest in the form of additional Indebtedness For Borrowed Money with the same terms, and accretion of original issue discount and increases in the amount of Indebtedness For Borrowed Money outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness For Borrowed Money, shall not constitute an incurrence or assumption for the purposes of this covenant, so long as the original Liens securing such Indebtedness For Borrowed Money were permitted under the indenture.

Section 4.02 Offer to Repurchase Upon Change of Control Triggering Event.

(a)       If a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.01, within 30 days following such Change of Control Triggering Event, the Issuer will make an Offer to Purchase all of the Notes (a “Change of Control Offer”) on the terms set forth in the Indenture and in compliance with Section 3.05. In the Change of Control Offer, the Issuer will offer to purchase all of the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”) (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date).

(b)       Notwithstanding anything to the contrary in this Section 4.02, the Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) in connection with or in contemplation of any Change of Control, the Issuer (or any Affiliate of the Issuer) has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer or (3) notice of redemption has been given pursuant to Section 3.07 under the Indenture, unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control Triggering Event, which may be conditioned upon the consummation of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer or Alternate Offer is made.

A Change of Control Offer or Alternate Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the Indenture, the Notes, the Note Guarantees and/or the Collateral Documents (but the Change of Control Offer may not condition tenders on the delivery of such consents).

Section 4.03 Additional Note Guarantees.

Until the occurrence of a Collateral Release Event, if any direct or indirect Subsidiary of the Parent that is not a Guarantor (other than an Excluded Subsidiary or the Issuer) becomes a guarantor or obligor in respect of the Senior Secured Credit Facilities, within 60 days of such event the Parent will, subject to applicable law and the Agreed Guarantee and Security Principles, cause such Subsidiary to enter into (i) a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Issuer’s Obligations under the Notes, fully and unconditionally and on a senior secured basis and (ii) supplements or joinders to the Collateral Documents or new Collateral Documents together with any other filings, actions and agreements required by the Collateral Documents to create or perfect the security interests for the benefit of the Holders of the Notes in the Collateral of such Subsidiary subject to the Agreed Guarantee and Security Principles. The Parent also may, at any time, cause a Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the Guarantee of payment of the Notes by such Subsidiary on the basis provided in the Indenture. Any such supplemental indenture may be in the form of such supplemental indenture attached as Exhibit D hereto or such other form as agreed between the Issuer, the applicable Guarantor and the Trustee.

If any Guarantor becomes an Excluded Subsidiary, the Parent shall have the right, by execution and delivery of a supplemental indenture to the Trustee, to cause such Excluded Subsidiary to cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Excluded Subsidiary; provided, further, that such Excluded Subsidiary that ceased to be a Guarantor pursuant to the foregoing shall not be permitted to Guarantee the Senior Secured Credit Facilities, unless it again becomes a Guarantor.

Section 4.04 Additional Amounts.

For purposes of this First Supplemental Indenture, Sections 4.06(i) and (j) of the Base Indenture shall be amended and restated as follows, with other information in the Base Indenture deemed to have changed to the extent affected thereby; provided that this Section 4.04 shall not become part of the terms of any other Series of Securities:

“(i) any (i) Luxembourg withholding tax due under the so-called Luxembourg Relibi Law dated 23 December 2005 by the Grand-Duchy of Luxembourg or (ii) Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by any holder or beneficial owner of any Note or Note Guarantee thereof, except if such registration, submission or filing is required to maintain, establish, enforce or preserve the rights of such holder or beneficial owner under such Note or Note Guarantee thereof; or

(j)       any combination of the foregoing clauses (a) through (i) above.”

Section 4.05 After-Acquired Property.

(a) Subject to the foregoing, prior to a Collateral Release Event, if property that is intended to be Collateral (other than Excluded Assets) is acquired by the Issuer or a Guarantor (including property of a Person that becomes a new Guarantor) after the Issue Date and is not automatically subject to a perfected security interest under the Collateral Documents, then the Issuer or such Guarantor will provide a lien over such property consistent with the Liens granted over similar property in the applicable jurisdiction (or in the case of any jurisdiction where no liens were previously granted, to the extent in a Covered Jurisdiction and consistent with the Agreed Guarantee and Security Principles) (or, in the case of a new Guarantor, such of its property consistent with the Liens granted over similar property in the applicable jurisdiction (or in the case of any jurisdiction where no liens were previously granted, to the extent in a Covered Jurisdiction and consistent with the Agreed Guarantee and Security Principles)) in favor of the Notes Collateral Agent and deliver certain agreements, documents, security instruments and certificates in respect thereof, all as and to the extent required by the Indenture, the First Lien Intercreditor Agreement or the Collateral Documents; provided that no Opinions of Counsel will be required to be provided; provided further that, while any obligations under the Senior Secured Credit Facilities are outstanding, this paragraph shall only apply to Collateral that is also pledged to secure the obligations under the Senior Secured Credit Facilities (including property of a Person that becomes a new Guarantor) after the Issue Date.

(b) Notwithstanding anything in the Indenture or the Collateral Documents to the contrary, in addition to the other exceptions and limitations described in the Collateral Documents, and notwithstanding any action that is taken in favor of the lenders under the Senior Secured Credit Facilities, none of the Issuer or any Guarantor shall have any obligation to (A) enter into control agreements with respect to any security interest or lien in any Deposit Account or Securities Account (in each case, as defined in the UCC) included in the Collateral or provide fixed security over bank accounts, (B) perfect any security interest or lien in any intellectual property included in the Collateral in any jurisdiction other than in the United States, and solely with respect to Material Intellectual Property, Ireland or Luxembourg, (C) to obtain any landlord waivers, estoppels or collateral access letters, (D) perfect a security interest in any letter of credit rights, other than the filing of a UCC financing statement, (E) pledge Equity Interests of any partnership, joint venture or non-wholly-owned Subsidiary which are not permitted to be pledged pursuant to the terms of such partnership’s, joint venture’s or non-wholly-owned Subsidiary’s organizational, joint venture or equivalent documents (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) or (F) enter into any Collateral Documents or take any perfection steps outside of the jurisdiction of organization of such Issuer or Guarantor (other than the recordation of patent, trademark and copyright security agreements in the United States Patent and Trademark Office and the United States Copyright Office).

Section 4.06 No Impairment of the Security Interests.

Except as otherwise permitted under this First Supplemental Indenture (including, for the avoidance of doubt, pursuant to a transaction otherwise permitted by this First Supplemental Indenture), the First Lien Intercreditor Agreement and the Collateral Documents, none of the Issuer nor any of the Guarantors shall be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Holders of the Notes.

Article 5
NOTE GUARANTEES

Section 5.01 Guarantees.

Article 10 of the Base Indenture shall apply to the Notes for the benefit of the Holders of the Notes. The Notes of each Series issued pursuant to this First Supplemental Indenture shall have the benefit of Guarantees by the Subsidiary Guarantors party to this First Supplemental Indenture, including any Subsidiary that becomes a Guarantor pursuant to Section 4.03 hereof; provided that this Section 5.01 shall not become part of the terms of any other Series of Securities.

Section 5.02 Release of Guarantees.

The Note Guarantee of the Parent shall be released in accordance with Section 10.04 of the Base Indenture. Any Subsidiary Guarantor of each Series of Notes under this First Supplemental Indenture will be automatically and unconditionally released from all obligations under its Note Guarantee for such Series, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect:

(a)       concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of any Capital Stock, or all or substantially all assets, of such Guarantor in accordance with the applicable provisions of the Indenture following which such Guarantor is no longer a Subsidiary of the Parent or ceases to be organized in a Covered Jurisdiction;

(b)       as to all Guarantors (other than the Parent), at the time of any Collateral Release Event;

(c)       upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this First Supplemental Indenture as to such Series of Notes as provided in Articles 8 and 11 of the Base Indenture; or

(d)       upon the merger, amalgamation or consolidation of any Subsidiary Guarantor with an into the Parent, the Issuer or another Subsidiary Guarantor or upon the liquidation, dissolution or winding up of such Subsidiary Guarantor;

(e)       upon the release of such Subsidiary Guarantor from its guarantee under the Senior Secured Credit Facilities (except in the case of a release from the repayment in full of the Senior Secured Credit Facilities); or

(f)       upon such Subsidiary Guarantor becoming an Excluded Subsidiary.

Upon any occurrence giving rise to a release of a Note Guarantee, as specified in this Section 5.02, the Trustee, upon receipt of an Officer’s Certificate from the Issuer in accordance with the provisions of Section 9.02 hereof, which the Trustee shall be entitled to rely on absolutely and without further inquiry, will take all necessary actions at the reasonable request and cost of the Issuer, to effectuate any release of a Note Guarantee in accordance with these provisions, subject to customary protections and indemnifications. Each of the releases set forth above shall be effected by the Trustee without the consent of the Holders and will not require any other action or consent on the part of the Trustee. None of the Issuer, the Trustee or any Guarantor will be required to make a notation on the Notes to reflect any such release, termination or discharge. The Issuer may in its sole discretion, and without prejudice to any future election in relation thereto, elect to have any Note Guarantee remain in place as opposed to being released.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 5.02 will remain liable for the full amount of principal of, premium on, if any, and interest on, the Notes for such Series and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Base Indenture.

Section 5.03 Luxembourg Guarantee Limitation Language.

(a)       Notwithstanding anything to the contrary contained in this First Supplemental Indenture, the aggregate obligations and exposure of a Luxembourg Guarantor in respect of the Note Guarantees for the obligations of the Issuer shall be limited at any time to an aggregate amount not exceeding 95% of the greater of:

(1)       An amount equal to the sum of the Luxembourg Guarantor’s net assets (capitaux propres) (as referred to in Annex I to the Grand-Ducal regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg act of 19 December 2002 on the trade and companies register and the accounting and annual accounts of undertakings, as amended) (the “Own Funds”), as amended and its subordinated debt (dettes subordonnées), as reflected in the financial information of the Luxembourg Guarantor publicly available at the date of this First Supplemental Indenture (or its accession as a Luxembourg Guarantor, as the case may be), including, without limitation, its most recently and duly approved financial statements (comptes annuels) and any (unaudited) interim financial statements signed by its board of managers (gérants) or directors (administrateurs) (as the case may be); and

(2)       an amount equal to the sum of the Luxembourg Guarantor’s Own Funds and its subordinated debt (dettes subordonnées), as reflected in the financial information of the Luxembourg Guarantor available as at the date the guarantee is called, including, without limitation, its most recently and duly approved financial statements (comptes annuels) and any (unaudited) interim financial statements signed by its board of managers (gérants) or directors (administrateurs) (as the case may be).

(b)       The limitation set forth at paragraph (a) above shall not apply to any amounts received under the Notes and made available, in any form whatsoever, to such Luxembourg Guarantor or any of its direct or indirect subsidiaries.

Article 6
Defaults and remedies

Section 6.01 Events of Default. Section 6.01 of the Base Indenture shall be superseded in its entirety by the following language with respect to, and solely for the benefit of the Holders of the Notes; provided that this Section 6.01 shall not become part of the terms of any other Series of Securities:

Each of the following is an “Event of Default”:

(1)       default for 30 days in the payment when due of interest on the Notes of any Series;

(2)       default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes of any Series;

(3)       failure by the Issuer or the Guarantors to comply with any of the other agreements in the Indenture (other than a failure that is the subject of clause (1) or (2)) for 60 days after receipt by the Parent of written notice of such failure from the Trustee (or receipt by the Parent and the Trustee of written notice of such failure from the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes of such Series voting as a single class);

(4)       one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Parent, the Issuer or any Significant Subsidiary has outstanding Indebtedness For Borrowed Money in excess of $250.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness For Borrowed Money at its stated final maturity and such default has not been cured or the Indebtedness For Borrowed Money repaid in full within 60 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness For Borrowed Money and such acceleration has not been rescinded or such Indebtedness For Borrowed Money repaid in full within 60 days of the acceleration; provided that this clause (4) shall not apply to (i) secured Indebtedness For Borrowed Money that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness For Borrowed Money, (ii) any redemption, repurchase, conversion, exchange or settlement with respect to any debt securities or other Indebtedness For Borrowed Money, the terms of which provide for conversion into, or exchange for, Equity Interests of the Parent, cash in lieu thereof or a combination of Equity Interests and cash in lieu thereof pursuant to its terms unless such redemption, repurchase, conversion, exchange or settlement results from a default thereunder or an event of the type that constitutes an Event of Default, (iii) any early payment requirement or unwinding or termination with respect to any Hedge Agreement (other than any such payment requirement or termination resulting from a default by Parent or any Subsidiary) or (iv) Indebtedness For Borrowed Money of any Person whose Equity Interests are being acquired in a transaction otherwise permitted under the Indenture and which Indebtedness For Borrowed Money becomes due because of such transaction;

(5)       any Note Guarantee by the Parent or a Significant Subsidiary shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by the Parent or such Significant Subsidiary not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Note Guarantee, and any such default continues for 10 days;

(6)       the Parent, the Issuer or any Significant Subsidiary:

(A)       commences a voluntary insolvency proceeding,

(B)       consents to the entry of an order for relief against it in an involuntary insolvency proceeding,

(C)       consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(D)       makes a general assignment for the benefit of its creditors;

provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(6);

(7)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: and

(A)       is for relief against the Parent, the Issuer or any Significant Subsidiary in an involuntary insolvency proceeding;

(B)       appoints a Bankruptcy Custodian of the Parent, the Issuer or any Significant Subsidiary for all or substantially all of the property of the Parent, the Issuer or any Significant Subsidiary; or

(C)       orders the liquidation of the Parent, the Issuer or any Significant Subsidiary; and the order or decree remains unstayed and in effect for 90 consecutive days.

(8)       unless such Liens have been released in accordance with the provisions of the Collateral Document, liens with respect to all or substantially all of the Collateral cease to be valid or enforceable, or the Issuer shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest are invalid or unenforceable and, in the case of any such Guarantor, the Issuer fails to cause such Guarantor to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions.

Section 6.02 Waiver of Past Defaults. Section 6.04 of the Base Indenture shall be amended by adding the following paragraph at the end thereof, with respect to, and solely for the benefit of the Holders of, the Notes; provided that this Section 6.02 shall not become part of the terms of any other Series of Securities:

“In the event of any Event of Default specified in Section 6.01(4) of the First Supplemental Indenture, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if after such Event of Default arose:

(a)       the Indebtedness For Borrowed Money or guarantee that is the basis for such Event of Default has been discharged;

(b)       the requisite number of Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(c)       the default that is the basis for such Event of Default has been cured.”

Article 7
COLLATERAL

Section 7.01 Collateral Documents

(a) Prior to a Collateral Release Event, the due and punctual payment of the principal of, premium and interest (including Additional Amounts, if any) on the Notes of each Series when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes of such Series and performance of all other Obligations of the Issuer and the Guarantors to the Holders or the Trustee under the Indenture, the Notes, the Note Guarantees and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the First Lien Intercreditor Agreement. The Trustee and the Issuer hereby acknowledge and agree that the Notes Collateral Agent hold the Collateral in trust for the benefit of the Holders and the Trustee and pursuant to the terms of this First Supplemental Indenture, the Collateral Documents and the First Lien Intercreditor Agreement. Each Holder, by accepting a Note of such Series, and each beneficial owner of an interest in a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the First Lien Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this First Supplemental Indenture and the First Lien Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the First Lien Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. Subject to the Agreed Guarantee and Security Principles, the Issuer shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents to which the Notes Collateral Agent is a party, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 7.01, to provide to the Notes Collateral Agent the security interest in the Collateral contemplated hereby and/or by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this First Supplemental Indenture and of the Notes of each Series secured hereby, according to the intent and purposes herein expressed. Subject to the Agreed Guarantee and Security Principles, the Issuer and the Guarantors shall take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto (or analogous procedures under the applicable laws in the relevant Covered Jurisdiction)) required to cause the Collateral Documents to create and maintain, as security for the First Priority Notes Obligations of the Issuer and the Guarantors to the First Lien Notes Secured Parties, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the First Lien Intercreditor Agreement and the Collateral Documents), in favor of the Notes Collateral Agent for the benefit of the First Lien Notes Secured Parties subject to no Liens other than Permitted Liens.

(b) To the extent any assets owned by the Issuer or any Guarantor on the Issue Date (other than Excluded Assets) may not subject to a valid Lien in favor of the Notes Collateral Agent on or prior to the Issue Date or subject to a Lien in favor of the Notes Collateral Agent that is not granted or perfected on or prior to the Issue Date, the Issuer and the Guarantors shall use their commercially reasonable efforts to enter into Collateral Documents to create such Liens (including all Collateral Documents governed by the laws of each Covered Jurisdiction, except where pursuant to laws governing such assets or local practice applicable to such assets, such assets that were pledged to the Credit Agreement Administrative Agent are not capable of being pledged to the Notes Collateral Agent at the same time) and have all such Liens and any Liens created but not perfected (including by appropriate filings with the United States Patent and Trademark Office and United States Copyright Office) on or prior to the Issue Date perfected, subject to any limitations set forth in this First Supplemental Indenture and the Collateral Documents, including the Agreed Guarantee and Security Principles, within 120 days (subject to extension to be reasonably agreed upon by the Notes Collateral Agent), after the Issue Date.

Section 7.02 Release of Collateral

(a) The Liens securing the Notes of each Series, as applicable, will be automatically released, all without delivery of any instrument or performance of any act by any party, at any time and from time to time as provided by this Section 7.02. Upon such release, subject to the terms of the Collateral Documents, all rights in the released Collateral securing First Priority Notes Obligations shall revert to the Issuer and the Guarantors, as applicable. The Collateral securing the Notes of any Series shall be released from the Lien and security interest created by the Collateral Documents and the Notes Collateral Agent (subject to its receipt of an Officer’s Certificate as provided below) shall execute documents evidencing such release, and the Trustee shall instruct the Notes Collateral Agent in writing to execute, as applicable, the same at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(i) in whole upon:

(A) payment in full of the principal of, together with accrued and unpaid interest (including Additional Amounts, if any) in respect of the Notes of such Series and all other Obligations under the Indenture, the Note Guarantees and the Collateral Documents (for the avoidance of doubt, other than contingent Obligations in respect of which no claims have been made) that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid with respect to such Series of Notes;

(B) satisfaction and discharge of the Indenture with respect to such Series of Notes as set forth under Section 11.01 of the Base Indenture;

(C) a Legal Defeasance or Covenant Defeasance of the Indenture with respect to such Series of Notes as set forth under Sections 8.02 or 8.03 of the Base Indenture, as applicable; or

(D) upon a Collateral Release Event;

(ii) in whole or in part, with the consent of Holders of the Notes of such Series in accordance with Article 9 of the Base Indenture including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes;

(iii) in part, as to any asset:

(A) (I) constituting Collateral that is sold or otherwise disposed of by the Issuer or any of the Guarantors to any Person that is not the Issuer or a Guarantor (or to a Person that is an Issuer or a Guarantor, in any jurisdiction outside of the United States, where, in order to effect a Disposition of such Collateral, the Lien on such assets is required to be released (provided that in the case of such Disposition to a Person that is the Issuer or a Guarantor outside of the United States, such other Person shall concurrently (or on such later date after the use of commercially reasonable efforts) grant a security interest on the released Collateral)), or

(II) constituting Shared Collateral, in accordance with the provisions of the First Lien Intercreditor Agreement,

(B) that is held by a Guarantor that ceases to be a Guarantor in accordance with the terms of this First Supplemental Indenture,

(C) that becomes Excluded Assets, including any asset that is not pledged to secure obligations arising in respect of the Senior Secured Credit Facilities (whether pursuant to the terms of the Senior Secured Credit Facilities (and any related documents) or as a result of any determination made thereunder, or by amendment, waiver or otherwise (other than releases in connection with the payment in full thereof),

(D) that is otherwise released in accordance with, and as expressly provided for by the terms of, this First Supplemental Indenture, the First Lien Intercreditor Agreement and the Collateral Documents,

(E) in accordance with Section 4.01(b) and (d), or

(F) of the Issuer or a Guarantor that is a Securitization Asset subject to a Qualified Securitization Financing or a Qualified Receivables Factoring.

provided that, in the case of clause (iii)(A)(II), the proceeds of such Shared Collateral shall be applied in accordance with the First Lien Intercreditor Agreement.

(a)       With respect to any release of Collateral or release of the Series of the Notes from the Liens securing such Notes, upon receipt of an Officer’s Certificate stating that all conditions precedent under this First Supplemental Indenture and the Collateral Documents and the First Lien Intercreditor Agreement, as applicable, to such release have been met and that it is permitted for the Trustee and/or the Notes Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Issuer, the Trustee shall, or shall cause the Notes Collateral Agent to, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases (whether electronically or in writing) to evidence, and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as reasonably practicable, the release and discharge of any Collateral or any Notes of such Series permitted to be released pursuant to this First Supplemental Indenture or the Collateral Documents or the First Lien Intercreditor Agreement. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Collateral Document or in the First Lien Intercreditor Agreement to the contrary, but without limiting any automatic release provided hereunder or under any Collateral Document, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Any certificate or opinion required by Trust Indenture Act § 314(d) in connection with obtaining the release of Collateral may be made by an Officer of the Parent, except in cases where Trust Indenture Act § 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary in this Section 7.02, the Parent and its Subsidiaries will not be required to comply with all or any portion of Trust Indenture Act § 314(d) if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or the relevant portion of Trust Indenture Act § 314(d) is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain “no action” letters issued by the SEC have permitted the release of Liens on collateral securing indebtedness issued under an indenture qualified under the Trust Indenture Act without requiring the issuer to provide certificates and other documents under Trust Indenture Act § 314(d) where such release occurs as a result of the release of such collateral from Liens securing a credit facility or other indebtedness. In addition, certain “no action” letters issued by the SEC have permitted the release of collateral from Liens securing indebtedness issued under an indenture qualified under the Trust Indenture Act resulting from transactions in the ordinary course of the Issuer’s business without requiring the issuer to provide such certificates and other documents.

Section 7.03 Suits to Protect the Collateral

Subject to the provisions of Article 7 of the Base Indenture and the Collateral Documents and the First Lien Intercreditor Agreement, the Trustee, without the consent of the Holders of such Series, on behalf of the Holders, following the occurrence of an Event of Default that is continuing, may or may instruct the Notes Collateral Agent in writing to take all actions it reasonably determines are necessary in order to:

(a) enforce any of the terms of the Collateral Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Collateral Documents and the First Lien Intercreditor Agreement, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this First Supplemental Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 7.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 7.04 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents

Subject to the provisions of the First Lien Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders of any Series of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of such Series of Notes according to the provisions of this First Supplemental Indenture.

Section 7.05 Purchaser Protected

In no event shall any purchaser or other transferee in good faith of any property or asset purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property, asset or rights permitted by this Article 7 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 7.06 Powers Exercisable by Receiver or Trustee

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 7 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property or asset may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 7; and if the Trustee shall be in the possession of the Collateral under any provision of this First Supplemental Indenture, then such powers may be exercised by the Trustee.

Section 7.07 Release Upon Termination of the Issuer’s Obligations.

In the event that the Issuer delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, any Series of the Notes and all other First Priority Notes Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Issuer shall have exercised its Legal Defeasance option or their Covenant Defeasance option, in each case in compliance with the provisions of Section 8.02 or 8.03 of the Base Indenture, as applicable, and an Officer’s Certificate stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Issuer and the Notes Collateral Agent a notice, in form reasonably satisfactory to the Notes Collateral Agent, stating that the Trustee, on behalf of the Holders of such Series of Notes, disclaims and gives up any and all rights it has in or to the Collateral solely on behalf of the Holders of such Series the Notes without representation, warranty or recourse (other than with respect to funds held by the Trustee pursuant to Section 8.02 or 8.03 of the Base Indenture, as applicable), and any rights it has under the Collateral Documents solely on behalf of the Holders of the Notes and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall execute and deliver all documents and do or cause to be done (at the expense of the Issuer) all acts reasonably requested by the Issuer to release and discharge such Lien as soon as is reasonably practicable.

Section 7.08 Notes Collateral Agent.

(a) The Issuer and each of the Holders of each Series of Notes by acceptance of the Notes of such Series, and each beneficial owner of an interest in a Note, hereby designates and appoints the Notes Collateral Agent as its agent under this First Supplemental Indenture, the Collateral Documents and the First Lien Intercreditor Agreement and the Issuer directs and authorizes and each of the Holders of each Series of Notes by acceptance of the Notes of such Series hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this First Supplemental Indenture, the Collateral Documents and the First Lien Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this First Supplemental Indenture, the Collateral Documents and the First Lien Intercreditor Agreement, and consents and agrees to the terms of the First Lien Intercreditor Agreement and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms or the terms of the Base Indenture. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 7.08. The provisions of this Section 7.08 are solely for the benefit of the Notes Collateral Agent and none of the Trustee, any of the Holders of such Series of Notes nor any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this First Supplemental Indenture, the First Lien Intercreditor Agreement and/or the applicable Collateral Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders of such Series of Notes. Notwithstanding any provision to the contrary contained elsewhere in this First Supplemental Indenture, the Collateral Documents and the First Lien Intercreditor Agreement, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Guarantor of such Series of Notes, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this First Supplemental Indenture, the Collateral Documents and the First Lien Intercreditor Agreement or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this First Supplemental Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Notes Collateral Agent may perform any of its duties with respect to each Series of Notes under this First Supplemental Indenture, the Collateral Documents or the First Lien Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c) Neither the Notes Collateral Agent nor any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this First Supplemental Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the First Lien Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any other Guarantor or Affiliate of any Guarantor, or any Officer or Related Person thereof, contained in this First Supplemental Indenture, or any other Notes Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this First Supplemental Indenture, the Collateral Documents or the First Lien Intercreditor Agreement, or for any failure of any Guarantor or any other party to this First Supplemental Indenture, the Collateral Documents or the First Lien Intercreditor Agreement to perform its obligations hereunder or thereunder. Neither the Notes Collateral Agent nor any of its Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this First Supplemental Indenture, the Collateral Documents or the First Lien Intercreditor Agreement or to inspect the properties, books, or records of any Guarantor or any Guarantor’s Affiliates.

(d) The Notes Collateral Agent shall be entitled (in the absence of bad faith) to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any other Guarantor), independent accountants and/or other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Unless otherwise expressly required hereunder or pursuant to any Collateral Document, the Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this First Supplemental Indenture, the Collateral Documents or the First Lien Intercreditor Agreement unless it shall first receive such written advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of such Series of Notes of the Notes of such Series as it determines and, if it so requests, it shall first be indemnified and/or secured to its satisfaction by the Holders of such Series of Notes against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected from claims by any Holders of such Series of Notes in acting, or in refraining from acting, under this First Supplemental Indenture, the Collateral Documents or the First Lien Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders of such Series of Notes. The Notes Collateral Agent shall be entitled to seek directions, instructions and clarifications from any instructing party and is entitled to refrain from acting in the absence of such instructions and/or clarifications. The Notes Collateral Agent will not incur any liability for any action it takes or refrains from taking on such instructions of an instructing party; provided that the Notes Collateral Agent may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct.

(e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this First Supplemental Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 of the Base Indenture or the Holders of a majority in aggregate principal amount of the Notes of such Series (subject to this Section 7.08).

(f) The Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this First Supplemental Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent may appoint, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as a Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 7.08 (and Section 7.08 of the Base Indenture) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was a Notes Collateral Agent under this First Supplemental Indenture.

(g) The Issuer and each of the Holders of each Series of Note by its acceptance of the Notes of such Series, and each beneficial owner of an interest in a Note of such Series, hereby authorizes the Trustee and the Notes Collateral Agent, respectively, to appoint sub-agents (and, in each case, appointment of such person shall be reflected in documentation, which the Trustee and the Notes Collateral Agent are hereby authorized to enter into). Except as otherwise explicitly provided herein or in the Collateral Documents or the First Lien Intercreditor Agreement, no Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h) The Notes Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, (iii) make the representations of the Holders of each Series of Notes set forth in the Collateral Documents and First Lien Intercreditor Agreement, (iv) bind the Holders of each Series of Notes on the terms as set forth in the Collateral Documents and the First Lien Intercreditor Agreement and (v) perform and observe its obligations under the Collateral Documents and the First Lien Intercreditor Agreement.

(i) [Reserved].

(j) If applicable, the Notes Collateral Agent is each Holder’s of each Series of Notes agent for the purpose of perfecting such Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k) The Notes Collateral Agent shall not have any obligation whatsoever to the Trustee or any of the Holders of any Series of Notes to assure that the Collateral exists or is owned by any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this First Supplemental Indenture, any Collateral Document or the First Lien Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes of such Series or as otherwise provided in the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent shall not have any other duty or liability whatsoever to the Trustee or any Holder of such Series of Notes or any other Notes Collateral Agent as to any of the foregoing.

(l) If the Issuer or any Guarantor (i) incurs any obligations in respect of First Priority Obligations at any time when no First Lien Intercreditor Agreement is in effect or at any time when Indebtedness constituting First Priority Obligations entitled to the benefit of an existing First Lien Intercreditor Agreement is concurrently retired, or incurs any other obligations permitted hereunder and required to be subject to an intercreditor agreement, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the First Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Priority Obligations so incurred, or on reasonable and customary terms with respect to any other such intercreditor agreement, the Notes Collateral Agent and the Trustee (as applicable) shall (and are hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Notes Collateral Agent), bind the Holders of such Series of Notes on the terms set forth therein and perform and observe its obligations thereunder.

(m) If the Issuer or any Guarantor (i) incurs any obligations in respect of Indebtedness on which a junior lien on the Collateral is to be granted, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (including any Junior Lien Intercreditor Agreement) with a designated agent or representative for the holders of such Indebtedness or other obligations so incurred, and stating that such intercreditor agreement is on customary terms (as determined by the Issuer), the Notes Collateral Agent and the Trustee (as applicable) shall (and are hereby authorized and directed to) enter into such intercreditor agreement (including any Junior Lien Intercreditor Agreement) (at the sole expense and cost of the Issuer, including legal fees and expenses of the Notes Collateral Agent), bind the Holders of such Series of Notes on the terms set forth therein and perform and observe its obligations thereunder.

(n) No provision of this First Supplemental Indenture, the First Lien Intercreditor Agreement or any Collateral Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders of such Series of Notes (or the Trustee in the case of the Notes Collateral Agent) unless it shall have first received indemnity and/or security satisfactory to the Notes Collateral Agent against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this First Supplemental Indenture, the First Lien Intercreditor Agreement or the Collateral Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Notes Collateral Agent has received security and/or indemnity from the Holders of such Series of Notes in an amount and in a form all satisfactory to the Notes Collateral Agent in its sole discretion, protecting the Notes Collateral Agent from all such liability. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (n) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders of such Series of Notes to be sufficient. For the avoidance of doubt, in commencing any such proceeding or taking any other action, the Notes Collateral Agent shall not be responsible or liable (i) for the payment of any taxes or stamp duty as a result of holding and/or enforcing against the Collateral, (ii) for deducting or withholding taxes in respect of any amounts paid from enforcement proceeds and (iii) for paying premiums in respect of any insurance policies.

(o) The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this First Supplemental Indenture, the First Lien Intercreditor Agreement and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent need (a) shall be held uninvested without liability for interest, unless otherwise agreed in writing, (b) shall be held in a non-interest bearing trust account and (c) not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act. For the avoidance of doubt, in commencing any such proceeding or taking any other action, the Notes Collateral Agent shall not be responsible or liable (i) for the payment of any taxes or stamp duty as a result of holding and/or enforcing against the Collateral, (ii) for deducting or withholding taxes in respect of any amounts paid from enforcement proceeds and (iii) for paying premiums in respect of any insurance policies.

(p) Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(q) The Notes Collateral Agent shall not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Guarantor under this First Supplemental Indenture, the First Lien Intercreditor Agreement and the Collateral Documents. The Notes Collateral Agent shall not be responsible to the Holders of such Series of Notes or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this First Supplemental Indenture, the First Lien Intercreditor Agreement or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the First Lien Intercreditor Agreement and any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this First Supplemental Indenture, the First Lien Intercreditor Agreement and the Collateral Documents. The Notes Collateral Agent shall not have any obligation to any Holder of such Series of Notes or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this First Supplemental Indenture, the First Lien Intercreditor Agreement, the Credit Agreement or the Collateral Documents, or the satisfaction of any conditions precedent contained in this First Supplemental Indenture, the First Lien Intercreditor Agreement or any Collateral Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this First Supplemental Indenture, the First Lien Intercreditor Agreement and the Collateral Documents unless expressly set forth hereunder or thereunder. Without limiting its obligations as expressly set forth herein, the Notes Collateral Agent shall have the right at any time to seek instructions from the Holders of such Series of Notes with respect to the administration of the Notes Documents.

(r) The parties hereto and the Holders of each Series of Notes hereby agree and acknowledge that the Notes Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this First Supplemental Indenture, the First Lien Intercreditor Agreement, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders of such Series of Notes hereby agree and acknowledge that in the exercise of its rights under this First Supplemental Indenture, the First Lien Intercreditor Agreement and the Collateral Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. However, if the Notes Collateral Agent is required to acquire title to an asset pursuant to this First Supplemental Indenture which in the Notes Collateral Agent’s reasonable discretion may cause the Notes Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent to incur liability under CERCLA or any equivalent federal, state or local law, the Notes Collateral Agent reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(s) Upon the receipt by the Notes Collateral Agent of an Officer’s Certificate, the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder of such Series of Notes or the Trustee, any Collateral Document to be executed after the Issue Date. Such Officer’s Certificate shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to this Section 7.08(s), and (ii) instruct the Notes Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer, upon delivery to the Notes Collateral Agent of an Officer’s Certificate stating that all conditions precedent (if any) to the execution and delivery of the Collateral Document have been satisfied. The Holders of such Series of Notes, by their acceptance of the Notes of such Series, hereby authorize and direct the Notes Collateral Agent to execute such Collateral Documents.

(t) Subject to the provisions of the applicable Collateral Documents and the First Lien Intercreditor Agreement, each Holder of such Series of Notes, by acceptance of the Notes of such Series, agrees that the Notes Collateral Agent shall execute and deliver the First Lien Intercreditor Agreement and the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall not be required to exercise discretion under this First Supplemental Indenture, the First Lien Intercreditor Agreement or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable, except as otherwise expressly provided for herein or in any Collateral Document.

(u) After the occurrence of an Event of Default, the Trustee may direct the Notes Collateral Agent in connection with any action required or permitted by this First Supplemental Indenture, the Collateral Documents or the First Lien Intercreditor Agreement.

(v) The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders of such Series of Notes distributed under the Collateral Documents or the First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement and to the extent not prohibited under the First Lien Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders of such Series of Notes in accordance with the provisions of Section 6.10 of the Base Indenture and the other provisions of this First Supplemental Indenture.

(w) Subject to the terms of the Collateral Documents, in each case that the Notes Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series. Subject to the terms of the Collateral Documents, if the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of Notes of such Series of the then outstanding Notes of such Series, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(x) Notwithstanding anything to the contrary in this First Supplemental Indenture or any other Notes Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this First Supplemental Indenture or the other Notes Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in the relevant Covered Jurisdiction), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(y) Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer, the Note Guarantors, or the Trustee, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05 of the Base Indenture. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(z) Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders of such Series of Notes and/or the Trustee solely with respect to the Collateral Documents and the Collateral.

(aa) The Issuer shall pay compensation to, reimburse expenses of and indemnify the Notes Collateral Agent in accordance with Section 7.07 of the Base Indenture. Accordingly, the reference to the “Trustee” in Section 6.10, Section 7.07 and Section 7.08 of the Base Indenture shall be deemed to include the reference to the Notes Collateral Agent.

(bb) The Issuer and each of the Holders of each Series of Notes by acceptance of the Notes of such Series acknowledges and directs that the benefits, indemnities, privileges, protections, and rights of the Notes Collateral Agent shall extend to (and may be claimed directly or by the Notes Collateral Agent on behalf of) each sub-agent, as the case may be.

(cc) The Notes Collateral Agent and entities associated with the Notes Collateral Agent shall be permitted to engage in business/contractual relationships with the Issuer and its affiliates and subsidiaries and profit therefrom without being obliged to account for such profits.

(dd) The Issuer and each Guarantor shall promptly, at the reasonable request of the Notes Collateral Agent, and at the expense of the Issuer, do all such acts and things reasonably necessary or desirable to assist the Notes Collateral Agent in carrying out its duties and obligations hereunder.

Article 8
Amendment, Supplement and Waiver

Section 8.01       Amendments Without Consent of Holders.

For purposes of this First Supplemental Indenture, the following provisions shall be included in Section 9.01 of the Base Indenture; provided that this Section 8.01 shall not become part of the terms of any other Series of Securities:

“(o) to make any amendment to the provisions of the indenture relating to the transfer and legending of notes as permitted by the indenture, including to facilitate the issuance and administration of notes; provided, however, that such amendment does not adversely affect the rights of holders to transfer notes in any material respect;

(p)       to secure the Notes or the Note Guarantees or to add additional assets as Collateral;

(q)       in the case of any Collateral Document, include therein any legend required to be set forth therein pursuant to the First Lien Intercreditor Agreement or to modify any such legend as required by the First Lien Intercreditor Agreement;

(r)        mortgage, pledge, hypothecate or grant (including by entry into additional Collateral Documents) any other Lien in favor of the Trustee or the Notes Collateral Agent for the benefit of the Holders, as additional security for the payment and performance of all or any portion of the Obligations in respect of the Notes and the Note Guarantees, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Notes Collateral Agent pursuant to this Indenture, any of the Collateral Documents or otherwise;

(s)       provide for the succession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Senior Secured Credit Facilities, the Existing Notes or any other agreement that is not prohibited by this Indenture; or

(t)        to release Collateral from the Lien pursuant to this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement when permitted or required by this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement;

In addition, the Issuer, the Trustee and the Notes Collateral Agent may amend the First Lien Intercreditor Agreement and the Collateral Documents to provide for the addition of any creditors to such agreements to the extent a pari passu lien for the benefit of such creditor is permitted by the terms of this Indenture and may enter into a junior lien intercreditor agreement with creditors for whom a junior lien on the Collateral is to be granted (a “Junior Lien Intercreditor Agreement”); provided the Issuer delivers an Officer’s Certificate to the Trustee and the Notes Collateral Agent certifying that such agreement is substantially in the form of the junior lien intercreditor agreement attached to the Senior Secured Credit Facilities (with such changes that are not materially adverse to the senior creditors thereunder) or the terms thereof are customary and that the Trustee and the Notes Collateral Agent are authorized to enter into the Junior Lien Intercreditor Agreement.”

Section 8.02       Amendments With Consent of Holders.

For purposes of this First Supplemental Indenture, the following changes shall be made to Section 9.02 of the Base Indenture; provided that this Section 8.02 shall not become part of the terms of any other Series of Securities:

(a)       clause (b) of the fourth paragraph of Section 9.02 of the Base Indenture shall be amended to add the following language at the end thereof:

“or the redemption of such Notes”

(b)       clause (c) of the fourth paragraph of Section 9.02 of the Base Indenture shall be amended and restated as follows:

“reduce the rate of or change the time for payment of interest, including default interest, on any Note of any such Series;”

(c)       clause (f) of the fourth paragraph of Section 9.02 of the Base Indenture shall be superseded by the following language:

“make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest on, the Notes”

(d)       the following clauses (h) and (i) shall be added to the end of the fourth paragraph of Section 9.02 of the Base Indenture:

“(h) waive a redemption payment with respect to any Note (other than a payment required by Section 4.02 hereof); or

(i) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture.”

(e)       the following paragraph shall be added immediately before the final paragraph of Section 9.02 of the Base Indenture:

“In addition, without the consent of Holders of at least 66 2/3% in aggregate principal amount of the applicable Series of Notes then outstanding (including, without limitation, Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment or supplement may modify any Collateral Documents or the provisions in this Indenture dealing with Collateral or the Collateral Documents to the extent that such amendment or supplement would have the effect of releasing all or substantially all of the Liens securing the Notes of such Series (except as permitted by the terms of this Indenture and the Collateral Documents) or change or alter the priority of the security interests in the Collateral securing such Series of Notes”.

Article 9
DEfeasance

Section 9.01       Covenant Defeasance.

Section 8.03 of the Base Indenture shall be superseded in its entirety by the following language with respect to, and solely for the benefit of the Holders of the Notes; provided that this Section 9.01 shall not become part of the terms of any other Series of Securities:

Upon the Issuer’s exercise under Section 8.01 of the Base Indenture of the option applicable to this Section 9.01, the Issuer and each of the Guarantors will, with respect to the Notes of any Series and subject to the satisfaction of the conditions set forth in Section 8.04 of the Base Indenture, be released from each of their obligations under Sections 3.05, 4.01 and 4.02, 4.03, 4.05 of this First Supplemental Indenture and Section 4.03 and clauses (a)(3) and (c)(3) of Section 5.01 of the Base Indenture with respect to the outstanding Notes of such Series and have Liens on the Collateral securing such Notes and Note Guarantees released, in each case, on and after the date the conditions set forth in Section 8.04 of the Base Indenture are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this First Supplemental Indenture and outstanding Notes of a Series and related Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 of this First Supplemental Indenture, but, except as specified above, the remainder of the Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the Base Indenture of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 of this , Sections 6.01(3), (4), (5), (6) (only as such clause 7 applies to Significant Subsidiaries) and (7) (only as such clause 7 applies to Significant Subsidiaries) of this First Supplemental Indenture will not constitute Events of Default.

Article 10
MISCELLANEOUS

Section 10.01   Effect of the First Supplemental Indenture.

This First Supplemental Indenture is a supplemental indenture within the meaning of Section 2.02 of the Base Indenture, and the Base Indenture shall (notwithstanding Section 12.12 thereof or Section 6.04 hereof) be read together with this First Supplemental Indenture and shall have the same effect over the Notes of each Series, in the same manner as if the provisions of the Base Indenture and this First Supplemental Indenture were contained in the same instrument.

Article 7 of the Base Indenture is hereby incorporated by reference herein, mutatis mutandis.

Section 10.02   No Adverse Interpretation of Other Agreements.

This First Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture.

Section 10.03   Successors.

All agreements of the Parent, the Issuer and the other Guarantors in this First Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this First Supplemental Indenture will bind its successors. All agreements of each Guarantor in this First Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 10.04   Severability.

In case any provision in this First Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 10.05   Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 10.06   Beneficiaries of this First Supplemental Indenture.

Nothing in this First Supplemental Indenture or in the Notes of any Series offered hereby, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes of such Series, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 10.07   Governing Law; Waiver of Jury Trial; Jurisdiction.

Section 12.09 of the Base Indenture is hereby incorporated by reference herein, mutatis mutandis.

[Signatures on following page]

Dated as of May 8, 2024

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

By:	/s/ Simon Hollywood
Name: Simon Hollywood
Title: Authorised Signatory

ICON PUBLIC LIMITED COMPANY

By:	/s/ Diarmaid Cunningham
Name: Diarmaid Cunningham
Title: Authorised Signatory

ACCELLACARE LIMITED
DOCS RESOURCING LIMITED
ICON GLOBAL TREASURY UNLIMITED COMPANY
ICON CLINICAL RESEARCH LIMITED
ICON HOLDINGS UNLIMITED COMPANY
ICON CLINICAL INTERNATIONAL UNLIMITED COMPANY
ICON CLINICAL RESEARCH PROPERTY DEVELOPMENT (IRELAND) LIMITED
ICON OPERATIONAL HOLDINGS UNLIMITED COMPANY
ICON OPERATIONAL FINANCING UNLIMITED COMPANY
ICON INVESTMENTS FOUR UNLIMITED COMPANY
ICON CLINICAL GLOBAL HOLDINGS UNLIMITED COMPANY

By:	/s/ Simon Hollywood
Name: Simon Hollywood
Title: Authorised Signatory

PRA HEALTH SCIENCES, INC.
ICON US HOLDINGS INC.
BEACON BIOSCIENCE, INC.
ICON CLINICAL RESEARCH LLC
ICON LABORATORY SERVICES, INC.
PRICESPECTIVE LLC
ICON EARLY PHASE SERVICES, LLC
MOLECULARMD CORP.
DOCS GLOBAL, INC.
ACCELLACARE US INC.
CLINICAL RESOURCE NETWORK, LLC
CRN HOLDINGS, LLC
RESEARCH PHARMACEUTICAL SERVICES, INC.
SOURCE HEALTHCARE ANALYTICS, LLC
SYMPHONY HEALTH SOLUTIONS CORPORATION
PHARMACEUTICAL RESEARCH ASSOCIATES, INC.
PRA HOLDINGS, INC.
PRA INTERNATIONAL, LLC
RPS GLOBAL HOLDINGS, LLC
RPS PARENT HOLDING LLC
ROY RPS HOLDINGS LLC
ICON CLINICAL INVESTMENTS, LLC

By:	/s/ Simon Hollywood
Name: Simon Hollywood
Title: Authorized Person

ICON LUXEMBOURG S.À R.L.

By:	/s/ Emer Lyons
Name: Emer Lyons
Title: Manager

CITIBANK, N.A., as Trustee

By:	/s/ Eva Waite
	Name:	Eva Waite
	Title:	Senior Trust Officer

CITIBANK, N.A., LONDON BRANCH, as Notes Collateral Agent

By:	/s/ Rebecca Clear
	Name:	Rebecca Clear
	Title:	Vice President

ANNEX A

AGREED GUARANTEE AND SECURITY PRINCIPLES

Unless otherwise defined herein, capitalized terms used herein and defined in the Indenture to which this Annex A is attached (the “Indenture”) or the Security Agreement (as defined in the Indenture), are used herein as defined in the Indenture or the Security Agreement, as applicable.

(A)	Considerations

1.	In determining (x) what Liens will be granted by the Foreign Grantors or in respect of Foreign Assets to secure the Secured Obligations, (y) any limitations on the amount or scope of Guarantees by the Foreign Grantors of the Secured Obligations and (z) any limitations on the amount or scope of the Secured Obligations to be secured by any Foreign Assets, the following matters will be taken into account. For the avoidance of doubt, these Agreed Guarantee and Security Principles shall not apply to the Guarantees or grants of security provided by any Domestic Subsidiary of Parent that is a Guarantor. Liens shall not be created or perfected to the extent that they would:

(a)	result in any breach of corporate benefit, financial assistance, related or connected person transaction, fraudulent preference, thin capitalisation laws, capital maintenance rules, general statutory limitations, retention of title claims, “earnings stripping,” “controlled foreign corporation”, minority shareholder protection/equal treatment of shareholder rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction or any similar principles which may limit the ability of any Foreign Grantor to provide a guarantee or security or may require that that the guarantee or security be limited by an amount or scope or otherwise;

(b)	result in any (x) risk to the officers of the relevant grantor of Liens of contravention of any legal prohibition, statutory duty in such capacity or their fiduciary duties and/or (y) risk to the officers of the relevant grantor of Liens of personal, civil or criminal liability (in each case, other than arising from fraud, gross negligence or willful misconduct of the relevant officer);

(c)	result in costs that are disproportionate to the benefit obtained by the First Priority Notes Secured Parties by reference to the costs of providing the Guarantee or creating or perfecting the lien versus the value of the assets being secured, as reasonably determined by the Parent;

(d)	impose an undue administration burden on, or material inconvenience to the ordinary course of operations of, the provider of the Lien, in each case which is disproportionate to the benefit obtained by the beneficiary of the Lien, as reasonably determined by the Issuer;

(e)	create Liens over any assets subject to third party arrangements which are permitted by the Notes Documents to the extent (and for so long as) such arrangements prevent those assets from being charged and so long as such arrangements are not overridden by applicable law; or

(f)	require the consent of any works council of the applicable subsidiary or similar employee body or regulatory authority in the jurisdiction of any Foreign Grantor.

Annex A - 1

2.	These Agreed Guarantee and Security Principles embody recognition by all parties that there may be certain legal, regulatory and practical difficulties (including those in paragraph 1 above) in obtaining security and/or Guarantees from all Foreign Grantors or Foreign Assets in every jurisdiction in which Foreign Grantors or Foreign Assets are located, in particular:

(a)	such Foreign Grantor will use commercially reasonable efforts to ensure perfection of liens, when required, and other legal formalities will be completed within the time periods specified in the Notes Documents or (if earlier or to the extent no such time periods are specified in the Notes Documents) within the time periods specified by applicable law in order to ensure due perfection, in each case subject to such longer period as may be agreed by the Credit Agreement Administrative Agent under the Senior Secured Credit Facilities. Perfection of security will not be required if it would have a material adverse effect on the ability of the relevant Foreign Grantor to conduct its operations and business in the ordinary course as otherwise permitted by the Notes Documents;

(b)	the maximum granted or secured amount may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties where the benefit of increasing the granted or secured amount is disproportionate to the level of such fees, taxes and duties; or

(c)	where a class of assets to be secured includes material and immaterial assets, if the costs of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only.

For the avoidance of doubt, in these Agreed Guarantee and Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any Liens, stamp duties, the cost of maintaining capital for regulatory purposes, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor of Liens or any of its direct or indirect owners, subsidiaries or Affiliates.

(B)	Obligations to be Guaranteed and Secured

Subject to paragraph (A) above, the obligations to be secured are the Secured Obligations. The Liens are to be granted in favor of the Notes Collateral Agent on behalf of each First Priority Notes Secured Party (or equivalent local procedure and unless otherwise necessary in any jurisdictions). Subject to paragraph (A) above, the obligations to be guaranteed by Foreign Grantors are the Secured Obligations.

Annex A - 2

For ease of reference, the definitions of the “Secured Obligations” and “First Priority Notes Secured Parties” set forth in the Security Agreement should, where relevant and to the extent legally possible, be incorporated into each other Collateral Document (with the capitalized terms used in them having the meaning given to them in the Indenture or Security Agreement, as applicable).

(C)	General

1.	Where appropriate, defined terms in the Collateral Documents should mirror those in the Indenture and the Security Agreement, as applicable.

2.	The parties to the Indenture agree to negotiate the form of each Collateral Document in good faith in a manner consistent with these Agreed Guarantee and Security Principles. The form of supplemental indenture is set forth as Exhibit E to the Indenture and, with respect to any Foreign Grantor, shall be subject to any limitations as set out in any supplemental indenture applicable to such Foreign Grantor as may be required in order to comply with local laws in accordance with these Agreed Guarantee and Security Principles.

3.	The Liens granted by any Foreign Grantor in favor of the Notes Collateral Agent on behalf of each First Priority Notes Secured Party shall, to the extent possible under local law, be enforceable only upon the acceleration of any of the Obligations under the Indenture and the Notes pursuant to Article 6 thereof or non-payment of the Obligations on the maturity date thereof (an “Enforcement Event”).

4.	Notwithstanding anything herein to the contrary, in no event shall (1) deposit or securities account control agreements or control, lockbox or similar arrangements be required with respect to deposit accounts, securities accounts or commodities accounts, (2) landlord, mortgagee and bailee waivers or subordination agreements be required, or (3) notices be required to be sent to account debtors or other contractual third parties unless an Enforcement Event has occurred and is continuing, except for (i) notices to be sent to any debtors under a Luxembourg receivables pledge agreement and (ii) notices to be sent to any account bank under a Luxembourg account pledge agreement.

5.	For the avoidance of doubt, no Foreign Grantor shall be required to (1) grant Liens over any Excluded Assets or (2) enter into any Collateral Documents or take any perfection steps outside of the jurisdiction of organization of such Foreign Grantor (other than in Covered Jurisdictions, including the recordation of patent, trademark and copyright security agreements in the United States Patent and Trademark Office and the United States Copyright Office).

(D)	Covenants/Representations and Warranties

Any representations, warranties or covenants which are required to be included in any Collateral Document shall reflect (to the extent to which the subject matter of such representation, warranty and covenant is the same as the corresponding representation, warranty and undertaking in the Indenture) the commercial deal set out in the Indenture and the Security Agreement (except to the extent that the Parent’s and the Notes Collateral Agent’s, as applicable, local counsel agree that it is necessary to include any further provisions (or deviate from those contained in the Indenture or the Security Agreement) in order to create, protect or preserve the Liens granted to the Notes Collateral Agent on behalf of each First Priority Notes Secured Party). Accordingly, the Collateral Documents shall not include, repeat or extend clauses set out in the Indenture including the representations or undertakings in respect of insurance, maintenance of assets, information, indemnities or the payment of costs or impose additional affirmative or negative covenants, in each case, unless applicable local counsel advise it necessary in order to ensure the validity of any Collateral Document or the perfection of any Lien granted thereunder.

Annex A - 3

(E)	Liens over Equity Interests

1.	Subject to paragraphs (A), (B) and (C) above, equitable share charges (or the equivalent in local jurisdictions) will be made over Equity Interests in Foreign Grantors that are not Immaterial Subsidiaries to the extent provided to the Credit Agreement Collateral Agent under the Senior Secured Credit Facilities.

2.	Subject to paragraphs (A), (B) and (C) above, any equitable share charges (or the equivalent in local jurisdictions) over Equity Interests in Foreign Grantors will be granted pursuant to which the Notes Collateral Agent on behalf of each First Priority Notes Secured Party will be entitled, subject to local laws, to transfer the Equity Interests and satisfy the Secured Obligations out of the proceeds of such sale upon enforcement of the Lien.

3.	Subject to paragraphs (A), (B) and (C) above, to the extent permitted under local law, share pledges should contain provisions to ensure that, unless an Enforcement Event has occurred and is continuing, the grantor of the Lien is entitled to receive dividends and exercise voting rights in any shareholders’ meeting of the relevant company (except if exercise would be materially adverse to the validity or enforceability of the Lien created or would materially impair the value of the shares charged) and if an Enforcement Event has occurred and is continuing the voting and dividend receipt rights may only be exercised by the Trustee or the Notes Collateral Agent, as applicable, on behalf of each First Priority Notes Secured Party, it being understood that if such Enforcement Event is subsequently remedied or waived, the right to receive dividends and the voting rights in any shareholders’ meeting of the relevant company shall return to the grantor of the Lien.

4.	Liens over Equity Interests will, where possible, automatically charge further Equity Interests issued or otherwise contemplate a procedure for the extension (at the cost of the relevant Issuer or Guarantor) of Liens over newly-issued shares.

5.	Liens will not be created over minority shareholdings or Equity Interests in joint ventures which are not permitted to be pledged pursuant to the terms of such joint venture’s organizational, joint venture or equivalent documents (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law).

(F)	Liens over Receivables of Foreign Grantors

1.	Except where an Enforcement Event has occurred and is continuing, unless necessary to ensure the creation of valid and/or perfected security interests, (and notwithstanding that the Lien may be expressed as a first fixed charge) the proceeds of Receivables shall not be paid into a nominated account unless the relevant Foreign Grantor is able freely to withdraw such money and the Foreign Grantor shall be free to deal with those receivables in the course of its business.

Annex A - 4

2.	Each relevant Foreign Grantor shall not be required to notify third party debtors to any contracts that have been assigned and/or charged under a Collateral Document unless so required by the Notes Collateral Agent if an Enforcement Event has occurred and is continuing, other than with respect to a Luxembourg receivables pledge agreement which shall be notified to the relevant debtors in accordance with its provisions. The Trustee or Notes Collateral Agent, as applicable, shall however be entitled to give such notice if an Enforcement Event has occurred and is continuing.

3.	No Lien will be granted under local law over any Receivables to the extent (and for so long as) such Receivable cannot be secured under the terms of the relevant contract (unless such prohibition is overridden by applicable law).

(G)	Insurances

1.	Subject to paragraphs (A), (B) and (C) above, proceeds of material insurance policies owned by each relevant Foreign Grantor (excluding third party liability insurance policies) are to be assigned by way of security or pledged to the Notes Collateral Agent on behalf of each First Priority Notes Secured Party. Proceeds of insurance shall be collected and retained by the relevant Foreign Grantor (without the further consent of the First Priority Notes Secured Parties) (i) unless such insurance proceeds must be applied to mandatory prepayment in accordance with Section 2.11(c) of the credit agreement governing the Senior Secured Credit Facilities, subject to any reinvestment rights therein or (ii) unless an Enforcement Event has occurred and is continuing.

2.	If required by local law to create or perfect the security, notice of the security will be served on the insurance provider within 20 Business Days of the security being granted (or such longer period as the Credit Agreement Collateral Agent may agree under the Senior Secured Credit Facilities) and, to the extent so required, the Foreign Grantor shall use its reasonable endeavors to obtain an acknowledgement of that notice within 30 Business Days of service. If a Foreign Grantor has used its reasonable endeavors but has not been able to obtain acknowledgement its obligations to obtain acknowledgement shall cease on the expiry of that 30 Business Days period.

(H)	Material Agreements And Claims

1.	No Foreign Grantor shall be required to notify the counterparties to any contracts that have been charged/assigned under a Collateral Document that such contract has been so charged/assigned unless required by the Notes Collateral Agent if an Enforcement Event has occurred and is continuing. Liens should not be created over contracts, leases or licenses which prohibit assignment or the creation of such Liens or which require the consent of third parties for the creation of such Liens or such assignment unless the contracts are material, such consent has been obtained (and only for so long as such consent is in effect) or such prohibitions on assignment are overridden by applicable law.

Annex A - 5

2.	Proceeds of Material Agreements (as defined in the credit agreement governing the Senior Secured Credit Facilities) and claims shall be collected and retained by the relevant Foreign Grantor (without the further consent of the First Priority Notes Secured Parties) (i) unless such insurance proceeds must be applied to mandatory prepayment in accordance with Section 2.11(c) of the credit agreement governing the Senior Secured Credit Facilities, subject to any reinvestment rights therein or (ii) unless an Enforcement Event has occurred and is continuing.

(I)	Liens Over Foreign Intellectual Property

1.	Subject to paragraphs (A), (B) and (C) above, Liens over all registered Foreign Intellectual Property (other than any applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”), or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d)) owned by each relevant Notes Party are to be given, and recordation is to be made in all relevant registries of a Covered Jurisdiction in which the grantor of the Liens is resident (in each case to the extent such Foreign Intellectual Property is registered in such jurisdiction) unless the granting of such Liens would contravene any legal or contractual prohibition. Where any relevant Notes Party has the right to the use of any Foreign Intellectual Property through contractual arrangements to which it is a party, a Lien over such contract and/or any rights arising thereunder shall be given in favor of the Notes Collateral Agent on behalf of each First Priority Notes Secured Party, except to the extent (and for so long as) the giving over of such Liens would contravene any legal or contractual prohibition. Notwithstanding anything to the contrary herein, Liens should not be created over intellectual property or any contractual relationships described above (or any rights arising thereunder) where such Lien or assignment is prohibited or the consent of third parties would be required for the creation of such Lien or such assignment unless such consent has been obtained (and only for so long as such consent is in effect) or such prohibition is overridden by applicable law. Liens over intellectual property will only be required to be perfected in the United States of America, except with respect to Foreign Intellectual Property issued or registered by, or applied-for in Ireland or Luxembourg.

2.	If a Foreign Grantor grants a Lien over any of its intellectual property, it will be free to deal with those assets in the course of its business (including without limitation, allowing any intellectual property to lapse or become abandoned if, in the reasonable good faith judgment of Parent, it is no longer useful, valuable, or material to the conduct of the business of Parent and its Subsidiaries, taken as a whole) until an Enforcement Event has occurred and is continuing.

(J)	Liens Over Bank Accounts

1.	No Foreign Grantor shall have any obligation to provide fixed security over bank accounts. The Notes Parties shall have no obligation to notify any bank at which a bank account of a Notes Party is held of any Lien on such bank account unless (i) an Enforcement Event has occurred and is continuing and (ii) with respect to any Luxembourg law governed account pledge agreement. Such Foreign Grantor shall be free to deal with those accounts in the course of its business until an Enforcement Event has occurred and is continuing.

Annex A - 6

2.	With respect to any Luxembourg law governed account pledge agreement notice of the security will be served on the account bank within one (1) Business Day of the date of execution of the relevant Collateral Document and, to the extent so required, the Foreign Grantor shall use its reasonable endeavors to obtain an acknowledgement of that notice within three (3) Business Days of service.

3.	Any security over bank accounts shall be subject to any prior security interests in favor of the account bank which are created either by law or in the standard terms and conditions of the account bank, unless these are waived under the terms of the relevant Collateral Document (including with respect to any Luxembourg law governed account pledge agreement). The notice of security shall request these are waived by the account bank but the Foreign Grantor shall not be required to change its banking arrangements if these security interests are not waived or only partially waived.

4.	Notwithstanding the foregoing, the provisions of this paragraph (J) shall not apply to Excluded Accounts. For the avoidance of doubt, no control agreements or other lockbox or control or similar agreements or arrangements shall be required with respect to the perfection of any security interest or Lien in any Deposit Accounts or Securities Accounts (in each case, as defined in the UCC).

(K)	Other Assets

1.	Liens shall be given over any other material assets of any relevant Foreign Grantor from time to time, according to the principles set out herein. Such Foreign Grantor shall be free to deal with those assets in the course of its business until an Enforcement Event has occurred and is continuing.

2.	To the extent any Notes Party owns any Foreign Assets that are located in a jurisdiction other than a Covered Jurisdiction, no action under the laws of such jurisdiction shall be required to grant or perfect Liens in such Foreign Assets.

(L)	Perfection of Liens

1.	Where customary, a Collateral Document may contain a power of attorney allowing the Notes Collateral Agent to perform on behalf of the grantor of the Lien, its obligations under such Collateral Document only if an Enforcement Event has occurred and is continuing.

2.	Subject to paragraphs (A), (B), (C) and (I) above, where obligatory or customary under the relevant local law all registrations and filings necessary in relation to the Collateral Documents and/or the Liens evidenced or created thereby are to be undertaken within applicable time limits, by the appropriate local counsel (based on local law and custom as included in the relevant Collateral Document), unless otherwise agreed between Parent and the Credit Agreement Collateral Agent and, in each case, subject to such longer period as the Credit Agreement Collateral Agent may agree in its reasonable discretion.

Annex A - 7

3.	Subject to paragraphs (A), (B) and (C) above, where obligatory, documents of title relating to the applicable assets charged will be required to be delivered within 90 days or such later date after the use of commercially reasonable efforts of such charge to the Credit Agreement Collateral Agent.

4.	Except as explicitly provided herein, notice, acknowledgement or consent to be obtained from a third party will only be required where the efficacy of the Lien requires it or where it is practicable and reasonable having regard to the costs involved, the commercial impact on the Foreign Grantor in question and the likelihood of obtaining the acknowledgement, in each case, as reasonably determined by Parent in good faith, and, when possible without prejudicing the validity of the Lien concerned, such perfecting procedures shall be delayed until an Enforcement Event has occurred and is continuing.

(M)	Liens

Notwithstanding anything to the contrary contained in the Indenture, no provision contained herein shall prejudice the right of the Notes Parties to benefit from the permitted exceptions set out in Section 4.22 of the Indenture regarding the granting of Liens over assets.

(N)	Proceeds

The Collateral Documents will state that the proceeds of enforcement of such Collateral Document will be applied as specified in Section 9.2 of the Security Agreement, subject to the First Lien Intercreditor Agreement.

(O)	Regulatory consent

The enforcement of security over shares and the exercise by the Notes Collateral Agent of voting rights in respect of such shares may be subject to regulatory consent. Accordingly, enforcement of any security over any shares subject to such a restriction, and the exercise by the Notes Collateral Agent of the voting rights in respect of any such shares, will be expressed to be conditional upon obtaining any consents required by law or regulation.

As used herein:

“Covered Jurisdiction” means each Covered Jurisdiction (as defined in the Indenture) and each other jurisdiction in which any the Issuer or any Guarantor is organized or incorporated.

“Foreign Assets” means (a) assets owned by the Foreign Grantors, (b) Foreign Intellectual Property, (c) Equity Interests issued by Foreign Grantors or other Persons that are not organized under the laws of a jurisdiction located in the United States of America, and (d) assets located in jurisdictions outside the United States of America.

“Foreign Grantors” has the meaning assigned to such term in the Security Agreement.

“Foreign Intellectual Property” means (x) intellectual property owned by the Foreign Grantors or (y) any non-U.S. intellectual property of any Notes Parties that are Domestic Subsidiaries, in each case, that constitute Material Intellectual Property.

“Secured Obligations” has the meaning assigned to such term in the Security Agreement.

Annex A - 8

Exhibit A

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A - 1

[Face of Note]

CUSIP 45115A AA2

ISIN US45115AAA25

5.809% SENIOR SECURED NOTES DUE 2027

No. _________	$____________

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

promises to pay to ___________________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [__________________ DOLLARS] on ____________.

Original Issue Date: May 8, 2024.

Interest Payment Dates: May 8 and November 8.

Record Dates: April 24 and October 23.

Interest Rate: 5.809%.

Additional provisions of this Note are set forth on the other side of this Note.

Exhibit A - 2

Dated: ____________

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

[Signature Page to 5.809% Senior Secured Note due 2027]

Exhibit A - 3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to
in the within-mentioned Indenture:

CITIBANK, N.A.,
as Trustee

By:
Authorized Signatory

[Signature Page to 5.809% Senior Secured Note due 2027]

Exhibit A - 4

[Form of Reverse Side of Initial Note]

5.809% Senior Secured Notes due 2027 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)       INTEREST.

The Issuer promises to pay interest semi-annually in arrears May 8 and November 8 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes (computed on the basis of a 360-day year consisting of twelve 30-day months) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date (shown on the face of this Note) until maturity at a rate per annum equal to 5.809%; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 8, 2024. If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

(2)       METHOD OF PAYMENT.

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 24 or October 23 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such money of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)       PAYING AGENT AND REGISTRAR.

Initially, Citibank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

Exhibit A - 5

(4)       INDENTURE.

The Issuer issued the Notes pursuant to an Indenture, dated as of May 8, 2024 (the “Base Indenture”), among the Issuer, Parent and the Trustee, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, dated as of May 8, 2024 (the “First Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, the “Indenture”).

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and to the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

The Issuer’s obligations under the Notes are unconditionally guaranteed on a senior secured basis, to the extent set forth in the Indenture and the Collateral Documents, by each of the Guarantors to the extent set forth in the Indenture.

(5)       OPTIONAL REDEMPTION.

Prior to April 8, 2027 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 15 basis points, less unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in the immediately succeeding bullet point, the “Applicable Premium”); and

(b) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date, as calculated by the Issuer, which the Trustee shall not be required to review, investigate or verify.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

Exhibit A - 6

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

Exhibit A - 7

The Trustee shall have no responsibility for calculating the redemption price for the Notes.

Unless the Issuer defaults in the payment of the redemption price, on and after its redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. At or before 10:00 a.m. (New York time) on the redemption date, the Issuer will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of DTC.

(6)       MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)       NOTICE OF REDEMPTION.

Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $200,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(8)       REPURCHASE AT THE OPTION OF HOLDER.

If a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.01 of the First Supplemental Indenture, within 30 days following such Change of Control Triggering Event, the Issuer will make a Change of Control Offer on the terms set forth in the Indenture and in compliance with Section 3.05 of the First Supplemental Indenture. In the Change of Control Offer, the Issuer will offer to purchase all of the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date).

(9)       DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in minimum denominations of $200,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

Exhibit A - 8

(10)     PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11)     AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the First Lien Intercreditor Agreement, the Collateral Documents, the Notes and the Note Guarantees may be amended, supplemented or waived as provided in the Indenture.

(12)     DEFAULTS AND REMEDIES. If there is a continuing Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture with respect to the Parent or the Issuer) with respect to the Notes, either the Trustee or the Holders of at least 25% of the outstanding principal amount of such Notes affected thereby may declare the principal amount of all of such Notes to be due and payable immediately. However, at any time after the Trustee or the Holders, as the case may be, declare an acceleration with respect to any such Notes, but before the applicable person has obtained a judgment or decree based on such acceleration, the Holders of a majority in principal amount of the outstanding Notes may, under certain conditions, cancel such acceleration if the Parent has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the Notes or all such Events of Default have been waived as provided in the Indenture. If an Event of Default specified in Sections 6.01(6) and 6.01(7) of the First Supplemental Indenture with respect to the Parent or the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

(12)     TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its respective Affiliates, and may otherwise deal with the Issuer or its respective Affiliates, as if it were not the Trustee.

(13)     NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the First Lien Intercreditor Agreement, the Collateral Documents, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(14)     AUTHENTICATION. This Note will not be valid until authenticated by the manual, facsimile or electronic (including PDF) signature of the Trustee or an authenticating agent.

(15)     ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Exhibit A - 9

(16)     CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. No redemption will be affected by any defect in or omission of such numbers.

(17)     COLLATERAL. The Notes and the related Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders, in each case pursuant to the Collateral Documents and the First Lien Intercreditor Agreement and Junior Lien Intercreditor Agreement, if any. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the First Lien Intercreditor Agreement and Junior Lien Intercreditor Agreement, if any, each as may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the First Lien Intercreditor Agreement and Junior Lien Intercreditor Agreement, if any, on the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

(18)     GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. THE ISSUER, THE TRUSTEE AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Icon Investments Six Designated Activity Company

South County Business Park, Leopardstown

Dublin 18, D18 X5R3, Ireland

Attention: FAO Group Treasurer
Phone: +353 1 291 2000

Exhibit A - 10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:_______________________________________________________________________

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________________

Your Signature: ________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A - 11

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, sign and return this form as directed.

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature: (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A - 12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[_________].

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

*       This schedule should be included only if the Note is issued in global form.

Exhibit A - 13

Exhibit B

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit B - 1

[Face of Note]

CUSIP 45115A AB0

ISIN US45115AAB08

5.849% SENIOR SECURED NOTES DUE 2029

No. _________	$____________

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

promises to pay to ___________________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [__________________ DOLLARS] on ____________.

Original Issue Date: May 8, 2024.

Interest Payment Dates: May 8 and November 8.

Record Dates: April 24 and October 23.

Interest Rate: 5.849%.

Additional provisions of this Note are set forth on the other side of this Note.

Exhibit B - 2

Dated: ____________

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

[Signature Page to 5.849% Senior Secured Note due 2029]

Exhibit B - 3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to
in the within-mentioned Indenture:

CITIBANK, N.A.,
as Trustee

By:
Authorized Signatory

[Signature Page to 5.849% Senior Secured Note due 2029]

Exhibit B - 4

[Form of Reverse Side of Initial Note]

5.849% Senior Secured Notes due 2029 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)       INTEREST.

The Issuer promises to pay interest semi-annually in arrears May 8 and November 8 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes (computed on the basis of a 360-day year consisting of twelve 30-day months) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date (shown on the face of this Note) until maturity at a rate per annum equal to 5.849%; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 8, 2024. If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

(2)       METHOD OF PAYMENT.

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 24 or October 23 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such money of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)       PAYING AGENT AND REGISTRAR.

Initially, Citibank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

Exhibit B - 5

(4)       INDENTURE.

The Issuer issued the Notes pursuant to an Indenture, dated as of May 8, 2024 (the “Base Indenture”), among the Issuer, Parent and the Trustee, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, dated as of May 8, 2024 (the “First Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, the “Indenture”).

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and to the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

The Issuer’s obligations under the Notes are unconditionally guaranteed on a senior secured basis, to the extent set forth in the Indenture and the Collateral Documents, by each of the Guarantors to the extent set forth in the Indenture.

(5)       OPTIONAL REDEMPTION.

Prior to April 8, 2029 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 20 basis points, less unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in the immediately succeeding bullet point, the “Applicable Premium”); and

(b) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date, as calculated by the Issuer, which the Trustee shall not be required to review, investigate or verify.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

Exhibit B - 6

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

Exhibit B - 7

The Trustee shall have no responsibility for calculating the redemption price for the Notes.

Unless the Issuer defaults in the payment of the redemption price, on and after its redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. At or before 10:00 a.m. (New York time) on the redemption date, the Issuer will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of DTC.

(6)       MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)       NOTICE OF REDEMPTION.

Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $200,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(8)       REPURCHASE AT THE OPTION OF HOLDER.

If a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.01 of the First Supplemental Indenture, within 30 days following such Change of Control Triggering Event, the Issuer will make a Change of Control Offer on the terms set forth in the Indenture and in compliance with Section 3.05 of the First Supplemental Indenture. In the Change of Control Offer, the Issuer will offer to purchase all of the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date).

(9)       DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in minimum denominations of $200,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

Exhibit B - 8

(10)       PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11)       AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the First Lien Intercreditor Agreement, the Collateral Documents, the Notes and the Note Guarantees may be amended, supplemented or waived as provided in the Indenture.

(12)       DEFAULTS AND REMEDIES. If there is a continuing Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture with respect to the Parent or the Issuer) with respect to the Notes, either the Trustee or the Holders of at least 25% of the outstanding principal amount of such Notes affected thereby may declare the principal amount of all of such Notes to be due and payable immediately. However, at any time after the Trustee or the Holders, as the case may be, declare an acceleration with respect to any such Notes, but before the applicable person has obtained a judgment or decree based on such acceleration, the Holders of a majority in principal amount of the outstanding Notes may, under certain conditions, cancel such acceleration if the Parent has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the Notes or all such Events of Default have been waived as provided in the Indenture. If an Event of Default specified in Sections 6.01(6) and 6.01(7) of the First Supplemental Indenture with respect to the Parent or the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

(12)       TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its respective Affiliates, and may otherwise deal with the Issuer or its respective Affiliates, as if it were not the Trustee.

(13)       NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the First Lien Intercreditor Agreement, the Collateral Documents, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(14)       AUTHENTICATION. This Note will not be valid until authenticated by the manual, facsimile or electronic (including PDF) signature of the Trustee or an authenticating agent.

(15)       ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Exhibit B - 9

(16)       CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. No redemption will be affected by any defect in or omission of such numbers.

(17)       COLLATERAL. The Notes and the related Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders, in each case pursuant to the Collateral Documents and the First Lien Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the First Lien Intercreditor Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the First Lien Intercreditor Agreement on the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

(18)       GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. THE ISSUER, THE TRUSTEE AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Icon Investments Six Designated Activity Company

South County Business Park, Leopardstown

Dublin 18, D18 X5R3, Ireland

Attention: FAO Group Treasurer
Phone: +353 1 291 2000

Exhibit B - 10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ______________________

Your Signature: ______________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit B - 11

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, sign and return this form as directed.

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature: (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit B - 12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[_________].

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

*       This schedule should be included only if the Note is issued in global form.

Exhibit B - 13

Exhibit C

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit C - 1

[Face of Note]

CUSIP 45115A AC8

ISIN US45115AAC80

6.000% SENIOR SECURED NOTES DUE 2034

No. _________	$____________

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

promises to pay to ___________________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [__________________ DOLLARS] on ____________.

Original Issue Date: May 8, 2024.

Interest Payment Dates: May 8 and November 8.

Record Dates: April 24 and October 23.

Interest Rate: 6.000%.

Additional provisions of this Note are set forth on the other side of this Note.

Exhibit C - 2

Dated: ____________

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

[Signature Page to 6.000% Senior Secured Note due 2034]

Exhibit C - 3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to
in the within-mentioned Indenture:

CITIBANK, N.A.,
as Trustee

By:
Authorized Signatory

[Signature Page to 6.000% Senior Secured Note due 2034]

Exhibit C - 4

[Form of Reverse Side of Initial Note]

6.000% Senior Secured Notes due 2034 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)       INTEREST.

The Issuer promises to pay interest semi-annually in arrears May 8 and November 8 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes (computed on the basis of a 360-day year consisting of twelve 30-day months) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date (shown on the face of this Note) until maturity at a rate per annum equal to 6.000%; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 8, 2024. If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

(2)       METHOD OF PAYMENT.

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 24 or October 23 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such money of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)       PAYING AGENT AND REGISTRAR.

Initially, Citibank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

Exhibit C - 5

(4)       INDENTURE.

The Issuer issued the Notes pursuant to an Indenture, dated as of May 8, 2024 (the “Base Indenture”), among the Issuer, Parent and the Trustee, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, dated as of May 8, 2024 (the “First Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, the “Indenture”).

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and to the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

The Issuer’s obligations under the Notes are unconditionally guaranteed on a senior secured basis, to the extent set forth in the Indenture and the Collateral Documents, by each of the Guarantors to the extent set forth in the Indenture.

(5)       OPTIONAL REDEMPTION.

Prior to February 8, 2034 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 25 basis points, less unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in the immediately succeeding bullet point, the “Applicable Premium”); and

(b) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date, as calculated by the Issuer, which the Trustee shall not be required to review, investigate or verify.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

Exhibit C - 6

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

Exhibit C - 7

The Trustee shall have no responsibility for calculating the redemption price for the Notes.

Unless the Issuer defaults in the payment of the redemption price, on an after its redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. At or before 10:00 a.m. (New York time) on the redemption date, the Issuer will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of DTC.

(6)       MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)       NOTICE OF REDEMPTION.

Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $200,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(8)       REPURCHASE AT THE OPTION OF HOLDER.

If a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.01 of the First Supplemental Indenture, within 30 days following such Change of Control Triggering Event, the Issuer will make a Change of Control Offer on the terms set forth in the Indenture and in compliance with Section 3.05 of the First Supplemental Indenture. In the Change of Control Offer, the Issuer will offer to purchase all of the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date).

(9)       DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in minimum denominations of $200,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

Exhibit C - 8

(10)       PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11)       AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the First Lien Intercreditor Agreement, the Collateral Documents, the Notes and the Note Guarantees may be amended, supplemented or waived as provided in the Indenture.

(12)       DEFAULTS AND REMEDIES. If there is a continuing Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture with respect to the Parent or the Issuer) with respect to the Notes, either the Trustee or the Holders of at least 25% of the outstanding principal amount of such Notes affected thereby may declare the principal amount of all of such Notes to be due and payable immediately. However, at any time after the Trustee or the Holders, as the case may be, declare an acceleration with respect to any such Notes, but before the applicable person has obtained a judgment or decree based on such acceleration, the Holders of a majority in principal amount of the outstanding Notes may, under certain conditions, cancel such acceleration if the Parent has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the Notes or all such Events of Default have been waived as provided in the Indenture. If an Event of Default specified in Sections 6.01(6) and 6.01(7) of the First Supplemental Indenture with respect to the Parent or the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

(12)       TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its respective Affiliates, and may otherwise deal with the Issuer or its respective Affiliates, as if it were not the Trustee.

(13)       NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the First Lien Intercreditor Agreement, the Collateral Documents, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(14)       AUTHENTICATION. This Note will not be valid until authenticated by the manual, facsimile or electronic (including PDF) signature of the Trustee or an authenticating agent.

(15)       ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Exhibit C - 9

(16)       CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. No redemption will be affected by any defect in or omission of such numbers.

(17)       COLLATERAL. The Notes and the related Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders, in each case pursuant to the Collateral Documents and the First Lien Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the First Lien Intercreditor Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the First Lien Intercreditor Agreement on the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

(18)       GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. THE ISSUER, THE TRUSTEE AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Icon Investments Six Designated Activity Company

South County Business Park, Leopardstown

Dublin 18, D18 X5R3, Ireland

Attention: FAO Group Treasurer
Phone: +353 1 291 2000

Exhibit C - 10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ______________________

Your Signature: ______________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit C - 11

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, sign and return this form as directed.

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.02 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature: (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit C - 12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[_________].

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

*       This schedule should be included only if the Note is issued in global form.

Exhibit C - 13

Exhibit d

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [______], among (the “Guaranteeing Entity”), a parent or subsidiary of the Parent (as defined below), the other Guarantors (as defined in the Indenture referred to herein) and Citibank, N.A., as trustee (the “Trustee”) and Citibank, N.A., London Branch, as notes collateral agent (the “Notes Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of May 8, 2024, among ICON Investments Six Designated Activity Company, ICON public limited company (the “Parent”) and the Trustee, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, dated as of May 8, 2024 (the “First Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the First Supplemental Indenture, the “Indenture”), providing for the issuance of 5.809% Senior Secured Notes due 2027, 5.849% Senior Secured Notes due 2029 and 6.000% Senior Secured Notes due 2034 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Agreement To Guarantee. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 of the Base Indenture.

3.            No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Exhibit D - 1

4.            NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. THE ISSUER AND THE GUARANTORS CONSENTS AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK IN RELATION TO ANY LEGAL ACTION OR PROCEEDING (I) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THE INDENTURE, AS SUPPLEMENTED, THE NOTES, THE GUARANTEES AND ANY RELATED DOCUMENTS AND/OR (II) ARISING UNDER ANY U.S. FEDERAL OR U.S. STATE SECURITIES LAWS IN RESPECT OF THE NOTES, THE GUARANTEES AND ANY SECURITIES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE, AS SUPPLEMENTED. THE ISSUER AND THE GUARANTORS WAIVES ANY OBJECTION TO PROCEEDINGS IN ANY SUCH COURTS, WHETHER ON THE GROUND OF VENUE OR ON THE GROUND THAT THE PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUER AND THE GUARANTORS, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, SHALL APPOINT icon US HOLDINGs INC. (icon US HOLDINGs INC., 731 ARBOR WAY, SUITE 100, BLUE BELL PA 19422), AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUER AND THE GUARANTORS AGREES TO DELIVER, UPON THE EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, A WRITTEN ACCEPTANCE BY SUCH AGENT OF ITS APPOINTMENT AS SUCH AGENT. THE ISSUER AND THE GUARANTORS, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, FURTHER AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL SUCH DOCUMENTS AND INSTRUMENTS, AS MAY BE REASONABLY NECESSARY TO CONTINUE SUCH DESIGNATION AND APPOINTMENT OF CT CORPORATION SYSTEM IN FULL FORCE AND EFFECT FOR SO LONG AS THE INDENTURE, AS SUPPLEMENTED, REMAINS IN FORCE. THE ISSUER, THE TRUSTEE AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.

6.            Effect Of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuer.

Exhibit D - 2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

[GUARANTEEING ENTITY]

By:
Name:
Title:

[ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[Citibank, N.A.],
as Trustee

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

Exhibit D - 1